                                                Filed Pursuant to rule 424(b)(5)
                                                Registration No. 333-68283

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 17, 1998)

                                2,000,000 Shares

                        [AMB PROPERTY CORPORATION LOGO]

                            AMB PROPERTY CORPORATION

             6 3/4% SERIES M CUMULATIVE REDEEMABLE PREFERRED STOCK
                   (Liquidation Preference $25.00 Per Share)
                             ---------------------

    We are offering 2,000,000 shares of our 6 3/4% Series M Cumulative Redeemable Preferred Stock, par value $0.01 per share. We will pay cumulative dividends on the series M preferred stock from November 25, 2003 at the rate of 6 3/4% per annum of the $25.00 liquidation preference per share, which is equivalent to $1.6875 per share per year. Dividends on the series M preferred stock will be payable quarterly in arrears, beginning on January 15, 2004. The shares of series M preferred stock have no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities. Holders of shares of series M preferred stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other events.

    Except in limited circumstances to preserve our status as a real estate investment trust, we may not redeem the series M preferred stock until November 25, 2008. On or after November 25, 2008, we may, at our option, redeem the series M preferred stock, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on such series M preferred stock to the redemption date. Any partial redemption will be on a pro rata basis, by lot or by any other equitable method that we determine.

    We are organized and conduct our operations to qualify as a real estate investment trust for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of the series M preferred stock. See "Description of Series M Preferred Stock" and "Description of Capital Stock" in this prospectus supplement for a discussion of these restrictions.
                             ---------------------

    No market currently exists for the series M preferred stock. We intend to apply to list the series M preferred stock on the New York Stock Exchange under the symbol "AMB -- PrM." If the application is approved, we expect that trading will commence within 30 days after the initial delivery of the series M preferred stock. Our common stock currently trades on the New York Stock Exchange under the symbol "AMB."
                             ---------------------

     INVESTING IN THE SERIES M PREFERRED STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-6 IN THIS PROSPECTUS SUPPLEMENT AND IN THE SECTION ENTITLED "OTHER INFORMATION -- BUSINESS RISKS" AND ELSEWHERE IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AND IN OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2003 AND JUNE 30, 2003 FOR A DISCUSSION OF THE RISKS RELEVANT TO AN INVESTMENT IN THE SERIES M PREFERRED STOCK.
                             ---------------------

                               PRICE $25 A SHARE
                             ---------------------

                                                                               UNDERWRITING DISCOUNTS
                                                             PRICE TO PUBLIC      AND COMMISSIONS       PROCEEDS TO AMB
                                                             ---------------   ----------------------   ---------------
Per Share..................................................    $25.0000             $.7875                $24.2125
Total......................................................    $50,000,000       $ 1,575,000            $ 48,425,000

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

    We have granted the underwriters an option to purchase up to 300,000 additional shares of series M preferred stock at a price of $25.00 per share, less underwriting discounts and commissions, to cover over-allotments. If the underwriters exercise their option in full to purchase the 300,000 additional shares, the aggregate proceeds to us will be $55,688,750 before deducting transaction costs payable by us.

    The shares of series M preferred stock will be ready for delivery in book-entry form through The Depository Trust Company on or about November 25, 2003.
                             ---------------------

MORGAN STANLEY
                 WACHOVIA SECURITIES
                                BANC OF AMERICA SECURITIES LLC
November 6, 2003

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date of incorporation by reference.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
About this Prospectus Supplement............................    ii
Forward-Looking Information.................................    ii
Where You Can Find More Information.........................    iv
Incorporation of Certain Documents By Reference.............    iv
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................   S-6
Ratios of Earnings to Fixed Charges And Preferred Dividends
  And Distributions.........................................   S-6
Use of Proceeds.............................................   S-7
Description of Series M Preferred Stock.....................   S-7
Description of Capital Stock................................  S-14
Restrictions on Ownership and Transfer of Capital Stock.....  S-40
Certain Provisions of Maryland Law and of Our Charter And
  Bylaws....................................................  S-42
Certain United States Federal Income Tax Considerations.....  S-46
Underwriting................................................  S-62
Legal Matters...............................................  S-63
Experts.....................................................  S-63

                            PROSPECTUS
About This Prospectus.......................................     1
Where You Can Find More Information.........................     1
Incorporation of Certain Documents By Reference.............     2
Forward Looking Statements..................................     3
The Company.................................................     4
Use of Proceeds.............................................     4
Ratio of Earnings To Fixed Charges and Preferred Dividends
  and Distributions.........................................     4
Description of Debt Securities..............................     5
Description of Common Stock.................................    20
Description of Preferred Stock..............................    21
Description of Depositary Shares............................    34
Description of Warrants.....................................    37
Restrictions on Ownership and Transfer of Capital Stock.....    38
Certain Provisions of Maryland Law and of Our Charter And
  Bylaws....................................................    40
Description of Certain Provisions of The Partnership........    43
Certain Federal Income Tax Considerations...................    54
Plan of Distribution........................................    64
Legal Matters...............................................    65
Experts.....................................................    65

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the series M preferred stock we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to the series M preferred stock we are offering.

     To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

                          FORWARD-LOOKING INFORMATION

     This prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, may contain forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you that many forward-looking statements presented in this prospectus supplement and the accompanying prospectus are based on management's beliefs and assumptions made by, and information currently available to, management. Statements contained and incorporated by reference in this prospectus and accompanying prospectus supplement that are not historical facts may be forward-looking statements. Such statements relate to our future performance and plans, results of operations, capital expenditures, acquisitions, and operating improvements and costs. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates," or the negative of these words and phrases, or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them.

     The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

     -  changes in general economic conditions or in the real estate sector;

     - non-renewal of leases by customers or renewal at lower than expected rent;

     - difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect;

     - risks and uncertainties affecting property development and renovation (including construction delays, cost overruns, our inability to obtain necessary permits and financing);

     -  a downturn in California's economy or real estate conditions;

     -  losses in excess of our insurance coverage;

     - our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures;

     - unknown liabilities acquired from our predecessors or in connection with acquired properties;

     - risks of doing business internationally, including unfamiliarity with new markets and currency risks;

     - risks associated with using debt to fund acquisitions and development, including re-financing risks;

     -  our failure to obtain necessary outside financing;

     -  changes in local, state and federal regulatory requirements;

     -  environmental uncertainties; and

     - our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986.

     Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed in the section entitled "Risk Factors" in this prospectus supplement and in the section entitled "Other Information -- Business Risks" and elsewhere in our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or as of the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered hereunder. As permitted by the Securities and Exchange Commission's rules and regulations, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement. For further information regarding us and our equity stock, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

     You may read and copy all or any portion of the registration statement or any other materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room at 450 Fifth Street, Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's web site (www.sec.gov). We also have a web site (www.amb.com) through which you may access our Securities and Exchange Commission filings. In addition, you may look at our Securities and Exchange Commission filings at the offices of the New York Stock Exchange, Inc., which is located at 20 Broad Street, New York, New York 10005.

     INFORMATION CONTAINED ON OUR WEB SITE IS NOT AND SHOULD NOT BE DEEMED A PART OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference the information contained in documents that we file with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of this offering:

     -  Our Annual Report on Form 10-K for the year ended December 31, 2002;

     -  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     -  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     - Our definitive proxy statement dated March 14, 2003 with respect to the Annual Meeting of Stockholders held on May 22, 2003;

     -  Our Current Report on Form 8-K filed on January 16, 2003;

     - Our Current Report on Form 8-K filed on April 8, 2003 (excluding Exhibit 99, Item 9 and Item 12);

     -  Our Current Report on Form 8-K filed on June 20, 2003;

     -  Our Current Report on Form 8-K filed on June 24, 2003;

     - Our Current Report on Form 8-K filed on July 9, 2003 (excluding Exhibit 99, Item 9 and Item 12);

     -  Our Current Report on Form 8-K filed on October 7, 2003;

     -  Our Current Report on Form 8-K filed on October 29, 2003 (excluding
        Exhibit 99, Item 9 and Item 12). (The results excluding the impact of FAS 150 are the results that will be included in our quarterly report on Form 10-Q for the quarter ended September 30, 2003. The results including the impact of FAS 150 should be disregarded);

     -  Our Current Report on Form 8-K filed on November 6, 2003;

     - Our Registration Statement on Form 8-A filed on October 28, 1997, registering our common stock under the Securities Exchange Act; and

     - Our Registration Statement on Form 8-A filed on June 20, 2003, registering our 6 1/2% Series L Cumulative Redeemable Preferred Stock under the Securities Exchange Act.

     You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

                            AMB Property Corporation
                         Attention: Investor Relations
                                 Pier 1, Bay 1
                        San Francisco, California 94111
                                 (415) 394-9000

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the series M preferred stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the financial data and related notes, before making an investment decision. All references to "we," "our" and "us" in this prospectus supplement and in the accompanying prospectus mean AMB Property Corporation and its consolidated subsidiaries, except where it is made clear that the terms mean AMB Property Corporation only.

                                  THE COMPANY

     AMB Property Corporation, a Maryland corporation, acquires, owns and operates, manages, renovates, expands and develops primarily industrial properties in key distribution markets throughout North America, Europe and Asia. We commenced operations as a fully integrated real estate company effective with the completion of our initial public offering on November 26, 1997. Increasingly, our properties are designed for customers who value the efficient movement of goods in the world's busiest distribution markets: large, supply-constrained locations with close proximity to airports, seaports and major freeway systems. As of September 30, 2003, we served 2,534 customers in a portfolio (owned, managed or under development) totaling 1,004 buildings, encompassing approximately 96.9 million square feet (9.0 million square meters), in 32 global markets.

     Through our subsidiary, AMB Property, L.P., a Delaware limited partnership in which we are the sole general partner, we are engaged in the acquisition, ownership, operation, management, renovation, expansion and development of primarily industrial properties in key distribution markets throughout North America, Europe and Asia. We refer to AMB Property, L.P. in this prospectus supplement as our "operating partnership." As of September 30, 2003, we owned an approximate 94.6% general partnership interest in the operating partnership, excluding preferred units. As the sole general partner of the operating partnership, we have the full, exclusive and complete responsibility and discretion in the day-to-day management and control of the operating partnership.

     As of September 30, 2003, we owned and operated (exclusive of properties that we managed for third parties) 896 industrial buildings and seven retail and other properties, totaling approximately 83.8 million rentable square feet, located in 27 markets throughout North America and in France. As of September 30, 2003, our industrial and retail properties were 92.0% and 77.0% leased, respectively. As of September 30, 2003, through our subsidiary, AMB Capital Partners, LLC, we also managed, but did not have an ownership interest in, industrial buildings and retail centers, totaling approximately 0.5 million rentable square feet. In addition, as of September 30, 2003, we had investments in operating industrial buildings, totaling approximately 7.9 million rentable square feet, through unconsolidated joint ventures. As of September 30, 2003, we also had investments in industrial development projects, some of which are held for sale, totaling approximately 4.7 million square feet.

     As of September 30, 2003, we had one retail center and three industrial buildings held for divestiture. Over the next few years, as market conditions allow, we intend to dispose of non-strategic assets and redeploy the resulting capital into industrial properties in supply-constrained markets in the U.S. and internationally that better fit our current investment focus.

     We are self-administered and self-managed and expect that we have qualified and will continue to qualify as a real estate investment trust for federal income tax purposes beginning with the year ended December 31, 1997. As a self-administered and self-managed real estate investment trust, our own employees perform our corporate administrative and management functions, rather than our relying on an outside manager for these services. Through our Strategic Alliance Program, we have established relationships with third-party real estate management firms, brokers and developers that provide property-level administrative and management services to us. Our principal executive office is located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. We also maintain regional offices in Boston, Massachusetts, Chicago, Illinois, New York, New York and Amsterdam, the Netherlands. Our Chicago office opened in July 2003. As of September 30, 2003, we employed 170 individuals, 125 at our San Francisco headquarters, 41 in our Boston office, two in our Amsterdam office, one in our Chicago office and one in our New York office.

                              RECENT DEVELOPMENTS

     Beginning in 2002, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires us to separately report as discontinued operations the historical operating results attributable to operating properties sold and the applicable gain or loss on the disposition of the properties. Although application of SFAS 144 may affect the presentation of our results of operations for periods that we have already reported in filings with the Securities and Exchange Commission, there will be no effect on our previously reported financial position, net income or cash flows. Generally, we do not expect to report the changes to such prior periods until we file our next quarterly report on Form 10-Q or annual report on Form 10-K with the SEC.

     During the nine months ended September 30, 2003, we have sold 15 properties consisting of approximately 2.6 million square feet for aggregate proceeds of approximately $244.3 million. The income attributable to the properties totaled approximately $3.2 million during the nine months ended September 30, 2003 and approximately $12.4 million, $8.8 million and $7.0 million during the years ended December 31, 2002, 2001 and 2000, respectively.

     In July 2003, the SEC announced that it had revised its position relating to the application of Emerging Issues Task Force Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. As a result of this announcement, original issuance costs related to preferred equity are to be reflected as a reduction of income available to common stockholders in determining earnings per share for the period in which the preferred equity is redeemed. The announcement requires retroactive application of the revised position in previously issued financial statements. As a result, our financial statements for the year ending December 31, 2001, to be included in our annual report on Form 10-K for the year ending December 31, 2003, will be restated to reflect a reduction in income available to common stockholders of $3.2 million, representing the original issuance costs of AMB Property II, L.P.'s series C preferred units which were redeemed in December 2001. Restated diluted earnings per share for the year ended December 31, 2001 will be $1.43 compared to $1.47 previously reported. In addition, diluted funds from operations per share will be restated to conform with the revised SEC position, as required under the National Association of Real Estate Investment Trusts definition, to $2.33 for the year ended December 31, 2001, compared to $2.37 previously reported. The SEC's revised position on Topic D-42 does not require us to file amendments to previously filed reports and will not impact any other previously reported periods.

     The Financial Accounting Standards Board has indicated that it intends to defer indefinitely, through the issuance of a FASB staff position on November 7, 2003, the implementation of certain classification and measurement provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"), that impact the manner in which we are required to account for minority interests in certain of our consolidated, finite-lived joint ventures. Consequently, we expect that the financial results included in our quarterly report on Form 10-Q for the quarter ended September 30, 2003 will not reflect any effect from the adoption of FAS 150. Those results excluding the impact of FAS 150 are presented in our current report on Form 8-K filed on October 29, 2003 and incorporated in this prospectus supplement by reference.

     On October 6, 2003, the operating partnership entered into an Agreement of Sale with privately-held International Airport Centers L.L.C. and certain of its affiliated entities, pursuant to which, if fully consummated, the operating partnership will acquire a 3.4 million square foot portfolio consisting of 37 airfreight buildings located adjacent to seven international airports in the United States for approximately $481 million, including $119 million of assumed debt. Pursuant to the Agreement of Sale, the operating partnership expects to acquire the buildings in separate tranches, as construction and certain other customary closing conditions, including acquiring the necessary consents, are met. The first tranche, comprised of 25 buildings located primarily in Los Angeles, Seattle, Miami and Charlotte, closed on October 9, 2003 for approximately $167 million. The operating partnership currently expects the balance of the portfolio to close in additional tranches totaling approximately $130 million by year-end 2003 and $184 million by the third quarter of 2004.

     On July 14, 2003, AMB Property II, L.P. repurchased from an unrelated third party 66,300 of its series F preferred units for $3.3 million, including accrued and unpaid dividends. On July 28, 2003, the operating partnership redeemed from us all 3,995,800 of its series A preferred units held by us for $100.2 million, including all accumulated and unpaid distributions, and we, in turn, redeemed all 3,995,800 shares of our outstanding 8.5% series A preferred stock for $100.2 million, including accrued and unpaid dividends.

     On October 27, 2003, the operating partnership gave irrevocable notice that it will redeem all 1,300,000 of its outstanding 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units on November 26, 2003 for an aggregate redemption price of $65.6 million.

     On November 5, 2003, pursuant to a Note Purchase Agreement dated as of November 5, 2003, the operating partnership priced $75 million aggregate principal amount of senior unsecured notes under the $400 million medium-term note program that it commenced on May 7, 2002. The notes mature on November 1, 2013 and bear interest at a rate of 5.53% per annum. The notes were sold to the Teachers Insurance and Annuity Association of America, with a settlement date scheduled on or about November 10, 2003. We guaranteed the principal amount and interest on the notes. Teachers has agreed that until November 10, 2005, the operating partnership can require Teachers to return the notes to it for cancellation for an obligation of equal dollar amount under a first mortgage loan to be secured by properties determined by the operating partnership, except that in the event the ratings on the operating partnership's senior unsecured debt are downgraded by two ratings agencies to BBB-, the operating partnership will only have 10 days after the last of these downgrades to exercise this right. During the period when the operating partnership can exercise its cancellation right and until any mortgage loans close, Teachers has agreed not to sell, contract to sell, pledge, transfer or otherwise dispose of, any portion of the notes.

     After the settlement of the medium-term note issuance to Teachers, we will have $325 million principal amount of medium-term notes available for issuance under the program. The operating partnership intends to issue medium term notes, guaranteed by us, under the program from time to time as market conditions permit. We currently anticipate the issuance of additional medium-term notes under the program prior to the end of the year.

                                  THE OFFERING

Issuer...........................    AMB Property Corporation, a Maryland
                                     corporation.

Securities Offered...............    2,000,000 shares of 6 3/4% Series M
                                     Cumulative Redeemable Preferred Stock
                                     (exclusive of the over-allotment option).

Ranking..........................    The series M preferred stock will rank,
                                     with respect to dividends and upon our
                                     voluntary or involuntary liquidation,
                                     dissolution or winding up:

                                     -  senior to all classes or series of our
                                        common stock and to all of our equity
                                        securities (which do not include
                                        convertible debt securities) the terms
                                        of which provide that such equity
                                        securities shall rank junior to such
                                        series M preferred stock;

                                     -  junior to all of our equity securities
                                        (which do not include convertible debt
                                        securities) the terms of which provide
                                        that such equity securities shall rank
                                        senior to the series M preferred stock;
                                        and

                                     -  on a parity with all equity securities
                                        issued by us (including the series L,
                                        and if and when issued, the series B, D, E, F, H, I, J and K preferred stock, but not including convertible debt securities) other than those referred to in the bullet points above.

                                     See "Description of Series M Preferred
                                     Stock -- Ranking," "-- Dividends" and
                                     "-- Liquidation Preference."

Use of Proceeds..................    We will contribute the net proceeds from
                                     the sale of the series M preferred stock to the operating partnership, which we expect will use such proceeds, along with available cash, to redeem from an unrelated third party all 1,300,000 of the operating partnership's outstanding 8 5/8% Series B
                                     Cumulative Redeemable Preferred Limited
                                     Partnership Units at an aggregate
                                     redemption price of $65.6 million and for general purposes.

Dividends........................    Dividends on the series M preferred stock
                                     are cumulative from the date of original issuance and are payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on January 15, 2004 (or, if any such date is not a business day, on the next succeeding business day), at the rate of 6 3/4% of the liquidation preference per annum (which is equivalent to $1.6875 per annum per share of series M preferred stock). Dividends on the series M preferred stock will accumulate whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. If we designate any portion of a dividend as capital gain dividend, a holder's share of such capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year. See
                                     "Description of Series M Preferred Stock --
                                     Dividends."

Liquidation Preference...........    The series M preferred stock will have a
                                     liquidation preference of $25.00 per share.
                                     In addition, upon liquidation, the holders of the series M preferred stock will be entitled to a preferential payment in an amount equal to accumulated and unpaid dividends. See "Description of Series M
                                     Preferred Stock -- Liquidation Preference."

Redemption.......................    The series M preferred stock is not
                                     redeemable prior to November 25, 2008
                                     except as provided for in our charter. On and after such date, we may redeem the series M preferred stock for cash at our option, upon not less than 30 nor more than 60 days' written notice, in whole or in part, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on such shares to the redemption date. In certain circumstances related to the maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series M preferred stock. See
                                     "Description of Series M Preferred
                                     Stock -- Optional Redemption."

Voting Rights....................    Holders of the series M preferred stock
                                     generally will have no voting rights.
                                     However, if dividends on the series M
                                     preferred stock remain unpaid for six or more quarterly periods (whether or not consecutive), holders of the series M preferred stock (voting separately as a class with all other classes or series of our equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividend arrearages with respect to the series M preferred stock are eliminated.
                                     The series M preferred stock will also be entitled to certain additional voting rights described in this prospectus supplement. See "Description of Series M
                                     Preferred Stock -- Voting Rights."

Conversion.......................    The series M preferred stock will not be
                                     convertible into or exchangeable for any other of our properties or securities.

Restrictions on Ownership........    In order to assist us in maintaining our
                                     qualification as a real estate investment trust for federal income tax purposes, ownership, actually or constructively, by any person of more than 9.8% in value or number (whichever is more restrictive) of shares of series M preferred stock is restricted by our charter. See "Description of Series M Preferred Stock" and
                                     "Restrictions on Ownership and Transfer of Capital Stock."

Maturity.........................    The series M preferred stock has no stated
                                     maturity and will not be subject to
                                     mandatory redemption or any sinking fund.

Trading..........................    We intend to apply to the New York Stock
                                     Exchange to list the series M preferred
                                     stock under the symbol "AMB -- PrM." If
                                     approved, trading of the series M preferred stock on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the shares of series M preferred stock.

                                  RISK FACTORS

     An investment in the series M preferred stock involves various material risks. You should carefully consider the risk factors under the heading "Other Information -- Business Risks" and elsewhere in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following risk factors before purchasing shares of series M preferred stock.

THERE IS CURRENTLY NO ESTABLISHED TRADING MARKET FOR THE SERIES M PREFERRED STOCK, WHICH MAY NEGATIVELY AFFECT ITS MARKET VALUE AND YOUR ABILITY TO TRANSFER OR SELL YOUR SERIES M PREFERRED STOCK.

     The shares of series M preferred stock are a new issue of securities with no established trading market. We intend to apply to list the series M preferred stock on the New York Stock Exchange. However, we cannot assure you that the shares will be approved for listing on the NYSE. Even if so approved, trading of the shares on the NYSE is not expected to begin until 30 days after the date of the initial delivery of the shares and, in any event, we cannot assure you that an active trading market on the New York Stock Exchange for the shares will develop or, even if one develops, will last. As a result, your ability to transfer or sell the series M preferred stock and any trading price of the series M preferred stock could be adversely affected. We have been advised by the underwriters that they intend to make a market in the shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

THE MARKET VALUE OF THE SERIES M PREFERRED STOCK COULD BE SUBSTANTIALLY AFFECTED BY VARIOUS FACTORS.

     As with other publicly traded securities, the trading price of the series M preferred stock will depend on many factors, which may change from time to time, including:

     - prevailing interest rates, increases in which may have an adverse effect;

     - the market for similar securities issued by real estate investment trusts;

     - general economic and financial market conditions; and

     - our financial condition, performance and prospects.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED DIVIDENDS AND DISTRIBUTIONS

     Our ratio of earnings to fixed charges and preferred dividends and distributions for the nine-month period ended September 30, 2003 and for each of the 5 years in the period ended December 31, 2002 were the following:

                                      FOR NINE MONTHS       FOR FISCAL YEAR ENDED DECEMBER 31,
                                    ENDED SEPTEMBER 30,   --------------------------------------
                                           2003           2002     2001    2000    1999    1998
                                    -------------------   -----    -----   -----   -----   -----
Ratio of earnings to fixed charges
  and preferred dividends and
  distributions...................          1.6            1.6      1.8     1.8     2.4     2.3

     For the purposes of the above calculations, earnings include income from continuing operations before adjustment for minority interests, minority interests in income of majority owned subsidiaries, fixed charges, amortization of capitalized interest and distributed income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

                                USE OF PROCEEDS

     We expect to receive net proceeds from this offering of approximately $47,975,000 (exclusive of the over-allotment option) after deducting underwriting discounts and commissions and estimated transaction expenses payable by us. We will contribute the net proceeds from the sale of the series M preferred stock to the operating partnership, which we expect will use such proceeds, along with available cash, to redeem from an unrelated third party all 1,300,000 of the operating partnership's outstanding 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units at an aggregate redemption price of $65.6 million and for general purposes.

                    DESCRIPTION OF SERIES M PREFERRED STOCK

     The summary of the terms of our preferred stock and series M preferred stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including our articles supplementary establishing the terms of the series M preferred stock, our bylaws and the Maryland General Corporation Law.

PREFERRED STOCK GENERALLY

     Our charter authorizes us to issue 500,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of the date of this prospectus supplement, 81,746,698 shares of our common stock and 2,000,000 shares of our 6
 1/2% Series L Cumulative Redeemable Preferred Stock were issued and outstanding. We have reserved for issuance upon the exchange of limited partnership units 1,300,000 shares of series B preferred stock, 1,595,337 shares of series D preferred stock, 220,440 shares of series E preferred stock, 267,439 shares of series F preferred stock, 840,000 shares of series H preferred stock, 510,000 shares of series I preferred stock, 800,000 shares of series J preferred stock and 800,000 shares of series K preferred stock.

     Our charter authorizes our board of directors to issue 100,000,000 shares of preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any class from time to time, in one or more classes, as authorized by our board of directors. Prior to issuance of shares of preferred stock of each class, our board of directors is required by Maryland law and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class. Thus, our board of directors, without stockholder approval, could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for holders of shares of preferred stock or shares of our common stock or otherwise be in the stockholders' best interest, or that could adversely affect the rights and powers of the series M preferred stock. See "-- Power to Issue Additional Common Stock and Preferred Stock" below.

SERIES M PREFERRED STOCK GENERALLY

     Our board of directors adopted articles supplementary establishing the terms of the series M preferred stock as a class of our preferred stock, designated as the 6 3/4% Series M Cumulative Redeemable Preferred Stock. When issued, the series M preferred stock will be validly issued, fully paid and nonassessable.

     In connection with this offering, we, in accordance with the terms of the partnership agreement of the operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the series M preferred stock to the operating partnership and the operating partnership will issue to us 6 3/4% Series M Cumulative Redeemable Preferred Units that generally mirror the rights, preferences and other terms of the series M preferred stock. The operating partnership will be required to make all required distributions on such series M preferred units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of partnership interests ranking on a parity with such series M preferred units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership.

     We intend to apply to list the series M preferred stock on the New York Stock Exchange. If so approved, trading of the series M preferred stock on the New York Stock Exchange is expected to commence within a 30-day period after the date of initial delivery of the series M preferred stock. See "Underwriting."

RANKING

     The series M preferred stock will rank, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

     - senior to all classes or series of our common stock and to all of our equity securities (which do not include convertible debt securities) the terms of which provide that such equity securities shall rank junior to such series M preferred stock;

     - junior to all of our equity securities (which do not include convertible debt securities) the terms of which provide that such equity securities shall rank senior to the series M preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, F, H, I, J and K preferred stock, but not including convertible debt securities) other than those referred to in the bullet points above.

DIVIDENDS

     Holders of the series M preferred stock shall be entitled to receive, when and as authorized by our board of directors out of funds legally available therefor, cumulative preferential cash dividends at the rate of 6 3/4% of the liquidation preference per annum (equivalent to $1.6875 per annum per share). Dividends on the series M preferred stock offered hereby shall accumulate on a daily basis, computed on the basis of a 360-day year consisting of twelve 30-day months, and be cumulative from the date of original issuance and shall be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar year quarters) in equal amounts in arrears on the 15th day of each January, April, July and October, or, if not a business day, the next succeeding business day, commencing on January 15, 2004. Dividends will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which shall be a date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable payment date. Any dividend payable on the series M preferred stock for any portion of a dividend period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. If any date on which distributions are to be made on the series M preferred stock is not a business day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Each share of series M preferred stock issued and outstanding on the record date for the first dividend payment on the series M preferred stock following the initial issuance of shares of series M preferred stock on November 25, 2003 shall accrue dividends from the earliest date on which any shares of the series M preferred stock are issued (November 25, 2003), and shall receive the same dividend payment regardless of the date on which such share was actually issued.

     No dividends on the series M preferred stock shall be authorized by our board of directors or be paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach of such agreement or a default under such agreement, or if such authorization or payment shall be restricted or prohibited by law. Covenants in our $500 million unsecured revolving line of credit provide generally that we may not pay distributions in excess of 95% of funds from operations in any year, but such covenants permit us, upon certain circumstances, to pay distributions in an amount necessary to maintain our qualification as a real estate investment trust. We do not believe that these covenants will have any adverse impact on our ability to pay dividends in respect of the series M preferred stock or in the normal course of business to our stockholders in amounts necessary to maintain our qualification as a real estate investment trust.

     Except as provided below, unless full cumulative dividends on the series M preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all dividend periods, no dividends (other than in our common stock or other of our equity securities ranking junior to the series M preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon our common stock or any other of our equity securities ranking as to dividends or upon our voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series M preferred stock nor shall any of our common stock or any other of our equity securities ranking junior to or on a parity with the series M preferred stock as to dividends or upon our voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the series M preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution and winding up and pursuant to the provisions of our charter and the series M articles supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon series M preferred stock and any other equity securities ranking as to dividends on a parity with the series M preferred stock, all dividends declared upon series M preferred stock and any other of our equity securities ranking on a parity with the series M preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series M preferred stock and each such other equity securities shall in all cases bear to each other the same ratio that accumulated dividends per share of series M preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on series M preferred stock which may be in arrears.

     Notwithstanding the foregoing, dividends on the series M preferred stock will accumulate whether or not restrictions exist in respect thereof, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared. Accumulated but unpaid dividends on the series M preferred stock will not bear interest and holders of the series M preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above. Any dividend payment made on the series M preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

     If we properly designate any portion of a dividend as a capital gain dividend, a holder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares of our capital stock for the year.

LIQUIDATION PREFERENCE

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the series M preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, and in addition, a preferential payment in an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of our common stock or any other equity securities that rank junior to the series M preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series M preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business shall not be deemed to constitute our liquidation, dissolution or winding up.

     If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of the series M preferred stock and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the series M preferred stock as to liquidation rights, then the holders of the series M preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon our voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the series M preferred stock, whose preferential rights upon dissolution are superior to those receiving the distribution.

OPTIONAL REDEMPTION

     The series M preferred stock will not be redeemable prior to November 25, 2008. On and after November 25, 2008, we, at our option upon not less than 30 or more than 60 days' written notice, may redeem the series M preferred stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on the shares of series M preferred stock held to the date fixed for redemption. Holders of shares of series M preferred stock to be redeemed shall surrender such shares of series M preferred stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption upon such surrender. If notice of redemption of any shares of series M preferred stock has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of such shares, then from and after the redemption date dividends on such shares of series M preferred stock will cease to accumulate and any such shares of series M preferred stock will no longer be deemed outstanding and all rights of the holders thereof will terminate, except the right to receive the redemption price (including accumulated and unpaid dividends up to the redemption date). If fewer than all of the outstanding shares of series M preferred stock are to be redeemed, the shares of series M preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of series M preferred stock would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of series M preferred stock by value or number of shares, whichever is more restrictive, because such holder's shares of series M preferred stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter documents, we will redeem the requisite number of shares of series M preferred stock of such holder such that no holder will hold in excess of the 9.8% ownership limit subsequent to such redemption. See "-- Restrictions on Ownership and Transfer."

     Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of series M preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of series M preferred stock shall be redeemed unless all outstanding shares of series M preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of series M preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of series M preferred stock. In addition, unless full cumulative dividends on all outstanding shares of series M preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of such dividends set apart for payment for all dividend periods, we shall not purchase or otherwise acquire directly or indirectly any shares of series M preferred stock or any of our equity securities ranking junior to or on a parity with the series M preferred stock as to dividends or upon our voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to the series M preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up).

     The foregoing provisions shall not prevent our acquisition of shares of series M preferred stock pursuant to the provisions of the series M preferred articles supplementary, or the acquisition of other shares of our capital stock pursuant to similar provisions of our charter, in each case providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust for federal income tax purposes. See "Restrictions on Ownership and Transfer."

     Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the series M preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of series M preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state:

     - the redemption date;

     - the redemption price;

     - the number of shares of series M preferred stock to be redeemed;

     - the place or places where the certificates evidencing shares of series M preferred stock are to be surrendered for payment of the redemption price; and

     - that dividends on the series M preferred stock to be redeemed will cease to accumulate on such redemption date.

     If fewer than all the shares of series M preferred stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of series M preferred stock to be redeemed from such holder.

     The holders of shares of series M preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of series M preferred stock held on the corresponding dividend payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the shares of series M preferred stock to be redeemed.

MATURITY

     The series M preferred stock will not have a stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

VOTING RIGHTS

     Holders of the series M preferred stock will not have any voting rights, except as described below.

     In any matter in which the holders of series M preferred stock are entitled to vote (as expressly provided herein), including any action by written consent, each share of series M preferred stock shall be entitled to one vote, which may be directed by the holder thereof (or by any proxy or proxies of such holder).

     Whenever dividends on any shares of the series M preferred stock remain unpaid for six or more quarterly periods (whether or not consecutive), the holders of the series M preferred stock (voting as a single class with all other of our equity securities ranking on a parity with the series M preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up upon which like voting rights have been conferred and are exercisable, including our outstanding shares of series L preferred stock, and, when and if issued, any outstanding shares of our series B preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series H preferred stock, series I preferred stock, series J preferred stock and series K preferred stock) will be entitled to vote for the election of two additional directors to serve on our board of directors for a one-year term and until their successors are duly elected and qualified (or until such director's term of office terminates as set forth below). Such elections shall be held at a special meeting called by or at the request of the holders of record of at least 20% of the outstanding series M preferred stock or the holders of shares of any other series or class of preferred shares ranking on parity with the series M preferred stock, as described above, with respect to which dividends are so unpaid (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or, if we receive the request for a special meeting less than 90 days before the date fixed for the next annual or special meeting of stockholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on the series M preferred stock for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.

     At any time when the voting rights with respect to unpaid dividends shall have vested and in the event that a request for a special meeting shall not have first been made and the meeting called in the manner contemplated above, one of our officers shall, in any event and without the need for any request therefor, thereupon and with reasonable promptness, call or cause to be called a special meeting of the holders of series M preferred stock and all the series of preferred stock on parity with series M preferred stock upon which like voting rights have been conferred and are exercisable, by mailing or causing to be mailed to such holders a notice of the special meeting to be held not less than ten and not more than 45 days after the date the notice is given. The record date for determining holders of the securities on parity with the series M preferred stock entitled to notice of and to vote at the special meeting will be the close of business on the third business day preceding the day on which the notice is mailed. At any such special meeting, all of such holders, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. So long as otherwise relatively timely, any such special meeting may be combined and held contemporaneously with the next special or annual meeting of our stockholders.

     If and when all accumulated dividends and the dividend for the then current dividend period on the series M preferred stock shall have been paid in full or declared by us and set aside for payment in full, the holders of series M preferred stock shall be divested of the voting rights set forth in the immediately preceding paragraph (subject to revesting in the event of each and every default of a series M preferred dividend where dividends on such shares remain unpaid for six or more quarterly periods (whether or not consecutive)) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared by us and set aside for payment in full on all other series or classes of preferred shares ranking on parity with the series M preferred stock, as described above, upon which like voting rights have been conferred and are exercisable, the term of office of each director so elected shall terminate. So long as a default of a series M preferred dividend where dividends on such shares remain unpaid for six or more quarterly periods (whether or not consecutive) shall continue, any vacancy in the office of a director so elected may be filled by written consent of the director so elected remaining in office or, if there is no such remaining director, by vote of holders of a majority of the outstanding series M preferred stock and any series of preferred shares ranking on parity with the series M preferred stock, as described above, upon which like voting rights have been conferred and are exercisable (voting as a single class). Any director elected by the holders of series M preferred stock and any other such preferred shares ranking on parity with the series M preferred stock, as described above, may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding series M preferred stock when they only have the voting rights set forth in the immediately preceding paragraph and, when preferred shares ranking on parity with the series M preferred stock, as described above, are issued and outstanding, by a majority vote of the series M preferred stock and all series and classes of preferred shares ranking on parity with the series M preferred stock, as described above, upon which like voting rights have been conferred and are exercisable (voting as a single class).

     So long as any series M preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the series M preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the series M preferred stock voting separately as a class),

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series M preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such stock; or

     - amend, alter or repeal the provisions of our charter documents, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series M preferred stock or the holders thereof;

provided, however, with respect to the occurrence of any of the merger or consolidation events set forth in the second bullet above, so long as shares of series M preferred stock (or shares issued by a surviving entity in substitution for the shares of series M preferred stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of series M preferred stock; and, provided further, that any increase in the amount of our authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the amount of authorized series M preferred stock or any other class or series of our preferred stock, in each case ranking on a parity with or junior to the series M preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of series M preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The series M preferred stock will not be convertible into or exchangeable for any other of our property or securities.

POWER TO ISSUE ADDITIONAL COMMON STOCK AND PREFERRED STOCK

     We believe that the power of our board of directors to issue additional authorized but unissued common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to cause us to issue such classified or reclassified common stock or preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of preferred stock, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest, or that could adversely affect the rights and voting power of the series M preferred stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to qualify as a real estate investment trust under the Internal Revenue Code of 1986, our capital stock is subject to certain restrictions on ownership and transfer. See "Description of Capital Stock" and "Restrictions on Ownership and Transfer of Capital Stock."

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

     The transfer agent, registrar and dividend disbursing agent for the series M preferred stock is EquiServe, Inc.

                          DESCRIPTION OF CAPITAL STOCK

     We have summarized certain terms and provisions of our capital stock in this section. This summary is not complete. For more detail you should refer to the Maryland General Corporation Law and our charter and bylaws. See "Where You Can Find More Information."

COMMON STOCK

     Our charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of the date of this prospectus supplement, we have 81,746,698 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the board of directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

     Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the operating partnership.

     Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the Maryland General Corporation Law, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

     Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

PREFERRED STOCK

     Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 1,300,000 shares are of a separate class designated as series B preferred stock,

1,595,337 shares are of a separate class designated as series D preferred stock, 220,440 shares are of a separate class designated as series E preferred stock, 267,439 shares are of a separate class designated as series F preferred stock, 840,000 shares are of a separate class designated as series H preferred stock, 510,000 shares are of a separate class designated as series I preferred stock, 800,000 shares are of a separate class designated as series J preferred stock, 800,000 shares are of a separate class designated as series K preferred stock and 2,300,000 shares are of a separate class designated as series L preferred stock. Our series B, J and K preferred stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for series B, J and K preferred units, respectively, of the operating partnership. Our series D, E, F, H and I preferred stock are issuable in exchange, on a one-for-one basis, subject to adjustment, for series D, E, F, H and I preferred units of AMB Property II, L.P., a partnership in which a wholly owned subsidiary of one of our wholly owned subsidiaries owns an approximate 1% general partnership interest and the operating partnership owns an approximate 99% common limited partnership interest. We currently have 2,000,000 shares of series L preferred stock issued and outstanding. We currently have 1,300,000 shares of series B preferred stock, 1,595,337 shares of series D preferred stock, 220,440 shares of series E preferred stock, 267,439 shares of series F preferred stock, 840,000 shares of series H preferred stock, 510,000 shares of series I preferred stock, 800,000 shares of series J preferred stock and 800,000 shares of series K preferred stock reserved for issuance but not issued or outstanding. We may issue additional shares of preferred stock from time to time, in one or more classes, as authorized by our board of directors. Prior to the issuance of shares of each class of preferred stock, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board of directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

     Series B Preferred Stock. We currently have no shares of series B preferred stock issued or outstanding. The series B preferred stock is issuable upon exchange of the operating partnership's series B preferred units.

     The series B preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series B preferred stock;

     - junior to all equity securities issued by us which rank senior to the series B preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series D, E, F, H, I, and J and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities.

     If ever issued, the series B preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of series B preferred stock). Dividends on the series B preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series B preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series B preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series B preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series B preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series B preferred stock as to distributions and upon voluntary and involuntary liquidation, dissolution and winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series B preferred stock and any other equity securities ranking as to distributions on a parity with the series B preferred stock, all dividends declared upon the series B preferred stock and any other equity securities ranking on a parity with the series B preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series B preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series B preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series B preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the series B preferred stock, the holders of the series B preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series B preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series B preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series B preferred stock and our assets are insufficient to make full payment to the holders of the series B preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series B preferred stock as to liquidation rights then the holders of the series B preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series B preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series B preferred stock prior to November 12, 2003. On and after November 12, 2003, we will be able to redeem the series B preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series B preferred stock.

     Holders of series B preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series B preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series B preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series B preferred stock. So long as any shares of series B preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series B preferred stock (the series B preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series B preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series B preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series B preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series B preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series B preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the series B preferred stock other preferred stock having substantially the same terms and rights as the series B preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series B preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series B preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series B preferred stock issuable to the holders of operating partnership series B preferred units as soon as practicable but not later than 60 days after the date the operating partnership series B preferred units are exchanged for shares of series B preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series D Preferred Stock. We currently have no shares of series D preferred stock issued or outstanding. The series D preferred stock is issuable upon exchange of AMB Property II, L.P. series D preferred units. The AMB Property II, L.P. series D preferred units are exchangeable in whole at any time on or after May 5, 2009, at the option of 51% of the holders of all outstanding series D preferred units, on a one-for-one basis, subject to adjustment, for shares of our series D preferred stock. In addition, AMB Property II, L.P. series D preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series D preferred units of AMB Property II, L.P. if:

     - any series D preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of series D preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The series D preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series D preferred stock at any time after May 5, 2002 and prior to May 5, 2009 at the option of 51% of the holders of all outstanding series D preferred units if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series D preferred units at that time would not cause the series D preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series D preferred units is an "investment company" under the Internal Revenue.

     In lieu of an exchange for our series D preferred stock, AMB Property II, L.P. may redeem the series D preferred units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. series D preferred units. A holder of series D preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series D preferred stock if the exchange would result in a violation of the ownership limit. See "Restrictions on Ownership and Transfer of Capital Stock."

     The series D preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series D preferred stock;

     - junior to all equity securities issued by us which rank senior to the series D preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, E, F, H, I, J and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

     The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series D preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of series D preferred stock). Dividends on the series D preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series D preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series D preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series D preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series D preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series D preferred stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series D preferred stock and any other equity securities ranking as to distributions on a parity with the series D preferred stock, all dividends declared upon the series D preferred stock and any other equity securities ranking on a parity with the series D preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series D preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series D preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series D preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series D preferred stock, the holders of the series D preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series D preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series D preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series D preferred stock and our assets are insufficient to make full payment to holders of the series D preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series D preferred stock as to liquidation rights then the holders of the series D preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series D preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series D preferred stock prior to May 5, 2004. On and after May 5, 2004, we will be able to redeem the series D preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series D preferred stock.

     Holders of series D preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series D preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series D preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series D preferred stock. So long as any shares of series D preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series D preferred stock (the series D preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series D preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series D preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series D preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series D preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series D preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series D preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series D preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series D preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series D preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series D preferred stock issuable to the holders of AMB Property II, L.P. series D preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series D preferred units are exchanged for shares of series D preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series E Preferred Stock. We currently have no shares of series E preferred stock issued or outstanding. The series E preferred stock is issuable upon exchange of AMB Property II, L.P. series E preferred units. The AMB Property II, L.P. series E preferred units are exchangeable in whole at any time on or after August 31, 2009, at the option of 51% of the holders of all outstanding series E preferred units, on a one-for-one basis, subject to adjustment, for shares of our series E preferred stock. In addition, AMB Property II, L.P. series E preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series E preferred units of AMB Property II, L.P. if:

     - any series E preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of series E preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The series E preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series E preferred stock at any time after August 31, 2002 and prior to August 31, 2009 at the option of 51% of the holders of all outstanding series E preferred units if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series E preferred units at that time would not cause the series E preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series E preferred units is an "investment company" under the Internal Revenue Code.

     In lieu of an exchange for our series E preferred stock, AMB Property II, L.P. may redeem the series E preferred units for cash in an amount equal to the original capital account balance of the holder of AMB Property II, L.P. series E preferred units. A holder of series E preferred units will not be entitled to exchange the units for series E preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital
Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The series E preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series E preferred stock;

     - junior to all equity securities issued by us which rank senior to the series E preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, F, H, I, J and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series E preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of series E preferred stock). Dividends on the series E preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series E preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series E preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series E preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series E preferred stock and any other equity securities ranking as to distributions on a parity with the series E preferred stock, all dividends declared upon the series E preferred stock and any other equity securities ranking on a parity with the series E preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series E preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series E preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series E preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series E preferred stock, the holders of the series E preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series E preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series E preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series E preferred stock and our assets are insufficient to make full payment to holders of the series E preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series E preferred stock as to liquidation rights, then the holders of the series E preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series E preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series E preferred stock prior to August 31, 2004. On and after August 31, 2004, we will be able to redeem the series E preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series E preferred stock.

     Holders of series E preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series E preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series E preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series E preferred stock. So long as any shares of series E preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series E preferred stock (the series E preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series E preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series E preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series E preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series E preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series E preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series E preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series E preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series E preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series E preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series E preferred stock issuable to the holders of AMB Property II, L.P. series E preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series E preferred units are exchanged for shares of series E preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series F Preferred Stock. We currently have no shares of series F preferred stock issued or outstanding. The series F preferred stock is issuable upon exchange of AMB Property II, L.P. series F preferred units. The AMB Property II, L.P. series F preferred units are exchangeable in whole at any time on or after March 22, 2010, at the option of 51% of the holders of all outstanding series F preferred units, on a one-for-one basis, subject to adjustment, for shares of our series F preferred stock. In addition, AMB Property II, L.P. series F preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series F preferred units of AMB Property II, L.P. if:

     - any series F preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of series F preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The series F preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series F preferred stock at any time after March 22, 2003 and prior to March 22, 2010 at the option of 51% of the holders of all outstanding series F preferred units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series F preferred units at that time would not cause the series F preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series F preferred units is an "investment company" under the Internal Revenue Code.

     In addition, the series F preferred units of AMB Property II, L.P. may be exchanged, in whole but not in part, at the option of 51% of the holders, at any time that there exists an imminent and substantial risk that such holders' interest in AMB Property II, L.P. represents or will represent more than 19.0% of the total profits of or capital interests in AMB Property II, L.P. for a taxable year.

     Furthermore, the AMB Property II, L.P. series F preferred units may be exchanged, in whole but not in part, at the option of 51% of the holders, if the AMB Property II, L.P. series F preferred units are held by a real estate investment trust and excluding the effect of certain loans and advances for purposes of the 5% test of Section 856(c)(4)(B) of the Internal Revenue Code, either:

     - AMB Property II, L.P. is advised by counsel that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1998, it would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust; or

     - the holder of the AMB Property II, L.P. series F preferred units delivers an opinion of independent counsel to the effect that, based on the assets and income of AMB Property II, L.P. for a taxable year after 1999, AMB Property II, L.P. would not satisfy the income and assets tests of Section 856 of the Internal Revenue Code for such taxable year if it were a real estate investment trust and that such failure would create a meaningful risk that the holder of the AMB Property II, L.P. series F preferred units would fail to maintain its qualification as a real estate investment trust.

     In lieu of an exchange for series F preferred stock, AMB Property II, L.P. may redeem the series F preferred units for cash in an amount equal to the original capital account balance of the holder of the series F preferred units. A holder of series F preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series F preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The series F preferred stock, if and when issued, will rank with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series F preferred stock;

     - junior to all equity securities issued by us which rank senior to the series F preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, H, I, J and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series F preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series F preferred stock). Dividends on the series F preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series F preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series F preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series F preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series F preferred stock and any other equity securities ranking as to distributions on a parity with the series F preferred stock, all dividends declared upon the series F preferred stock and any other equity securities ranking on a parity with the series F preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series F preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series F preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series F preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series F preferred stock, the holders of the series F preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series F preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series F preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series F preferred stock and our assets are insufficient to make full payment to holders of the series F preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series F preferred stock as to liquidation rights, then the holders of the series F preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series F preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series F preferred stock prior to March 22, 2005. On and after March 22, 2005, we will be able to redeem the series F preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series F preferred stock.

     Holders of series F preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series F preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series F preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series F preferred stock. So long as any shares of series F preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series F preferred stock (the series F preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series F preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series F preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series F preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series F preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series F preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series F preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series F preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series F preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series F preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series F preferred stock issuable to the holders of AMB Property II, L.P. series F preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series F preferred units are exchanged for shares of series F preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series H Preferred Stock. We currently have no shares of series H preferred stock issued or outstanding. The series H preferred stock is issuable upon exchange of AMB Property II, L.P. series H preferred units. The AMB Property II, L.P. series H preferred units are exchangeable in whole at any time on or after September 1, 2010, at the option of 51% of the holders of all outstanding series H preferred units, on a one-for-one basis, subject to adjustment, for shares of our series H preferred stock. In addition, AMB Property II, L.P. series H preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series H preferred units of AMB Property II, L.P. if:

     - any series H preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of series H preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The series H preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series H preferred stock at any time after September 1, 2003 and prior to September 1, 2010 at the option of 51% of the holders of all outstanding series H preferred units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series H preferred units at that time would not cause the series H preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series H preferred units is an "investment company" under the Internal Revenue Code.

     In lieu of an exchange for series H preferred stock, AMB Property II, L.P. may redeem the series H preferred units for cash in an amount equal to the original capital account balance of the holder of the series H preferred units. A holder of series H preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series H preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The series H preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series H preferred stock;

     - junior to all equity securities issued by us which rank senior to the series H preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, F, I, J, and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series H preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.125% of the liquidation preference per annum (equivalent to $4.0625 per annum per share of series H preferred stock). Dividends on the series H preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series H preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series H preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series H preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series H preferred stock and any other equity securities ranking as to distributions on a parity with the series H preferred stock, all dividends declared upon the series H preferred stock and any other equity securities ranking on a parity with the series H preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series H preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series H preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series H preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends.

     If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series H preferred stock, the holders of the series H preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series H preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series H preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series H preferred stock and our assets are insufficient to make full payment to holders of the series H preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series H preferred stock as to liquidation rights, then the holders of the series H preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series H preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series H preferred stock prior to September 1, 2005. On and after September 1, 2005, we will be able to redeem the series H preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series H preferred stock.

     Holders of series H preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series H preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series H preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series H preferred stock. So long as any shares of series H preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series H preferred stock (the series H preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series H preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series H preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series H preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series H preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series H preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series H preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series H preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series H preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series H preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series H preferred stock issuable to the holders of AMB Property II, L.P. series H preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series H preferred units are exchanged for shares of series H preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series I Preferred Stock. We currently have no shares of series I preferred stock issued or outstanding. The series I preferred stock is issuable upon exchange of AMB Property II, L.P. series I preferred units. The AMB Property II, L.P. series I preferred units are exchangeable in whole at any time on or after March 21, 2011, at the option of 51% of the holders of all outstanding series I preferred units, on a one-for-one basis, subject to adjustment, for shares of our series I preferred stock. In addition, AMB Property II, L.P. series I preferred units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding series I preferred units of AMB Property II, L.P. if:

     - any series I Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the general partner of AMB Property II, L.P. or one of its subsidiaries takes the position, and a holder or holders of series I preferred units receive an opinion of independent counsel that AMB Property II, L.P. is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The series I preferred units of AMB Property II, L.P. are exchangeable in whole for shares of our series I preferred stock at any time after March 21, 2004 and prior to March 21, 2011 at the option of 51% of the holders of all outstanding series I preferred units of AMB Property II, L.P. if those holders deliver to the general partner of AMB Property II, L.P. a private letter ruling or an opinion of independent counsel to the effect that an exchange of the series I preferred units at that time would not cause the series I preferred units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the series I preferred units is an "investment company" under the Internal Revenue Code.

     In lieu of an exchange for series I preferred stock, AMB Property II, L.P. may redeem the series I preferred units for cash in an amount equal to the original capital account balance of the holder of the series I preferred units. A holder of series I preferred units of AMB Property II, L.P. will not be entitled to exchange the units for series I preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The series I preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series I preferred stock;

     - junior to all equity securities issued by us which rank senior to the series I preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, F, H, J and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

     The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series I preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.00% of the liquidation preference per annum (equivalent to $4.00 per annum per share of series I preferred stock). Dividends on the series I preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series I preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series I preferred stock, nor shall any common stock or any other equity securities ranking junior to or on a parity with the series I preferred stock as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series I preferred stock and any other equity securities ranking as to distributions on a parity with the series I preferred stock, all dividends declared upon the series I preferred stock and any other equity securities ranking on a parity with the series I preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of series I preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series I preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series I preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series I preferred stock, the holders of the series I preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series I preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series I preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series I preferred stock and our assets are insufficient to make full payment to holders of the series I preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series I preferred stock as to liquidation rights, then the holders of the series I preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series I preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series I preferred stock prior to March 21, 2006. On and after March 21, 2006, we will be able to redeem the series I preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series I preferred stock.

     Holders of series I preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series I preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series I preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series I preferred stock. So long as any shares of series I preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series I preferred stock (the series I preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series I preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series I preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series I preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series I preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series I preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series I preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series I preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series I preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series I preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series I preferred stock issuable to the holders of AMB Property II, L.P. series I preferred units as soon as practicable but not later than 60 days after the date the AMB Property II, L.P. series I preferred units are exchanged for shares of series I preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series J Preferred Stock. We currently have no shares of series J preferred stock issued or outstanding. The series J preferred stock is issuable upon exchange of the operating partnership's series J preferred units. The operating partnership's series J preferred units are exchangeable in whole at any time on or after September 21, 2011, at the option of the holders of 51% of all outstanding series J preferred units, on a one-for-one basis, subject to adjustment, for shares of our series J preferred stock. In addition, the operating partnership's series J preferred units are exchangeable in whole at any time at the option of the holders of 51% of all outstanding series J preferred units of the operating partnership if:

     - any series J preferred unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - the holders of 51% of all outstanding series J preferred units reasonably conclude that the operating partnership, if it were otherwise taxable as a real estate investment trust, either:

     - will not or likely will not satisfy the income tests of Section 856 of the Internal Revenue Code for the year in which the determination is made, or

     - will not or likely will not satisfy the asset tests of Section 856 of the Internal Revenue Code as of the end of the calendar quarter in which the determination is made, which failure will not or is unlikely to be (or is subsequently not) cured as permitted under Section 856 of the Internal Revenue Code, the holders of 51% of the series J preferred units deliver us an opinion concurring with the holders' conclusion, the failure by the operating partnership would create a meaningful risk that a holder of the series J preferred units would fail to maintain its qualification as a real estate investment trust and we, as the general partner, agree with the conclusions reached by the holders and in the opinion; provided, that we may not unreasonably withhold our agreement.

     With certain limitations, the series J preferred units of the operating partnership are also exchangeable, in whole but not in part, at the option of the holders of 51% of the outstanding series J preferred units if:

     - the holders of 51% of the outstanding series J preferred units reasonably conclude that there exists an imminent and substantial risk that the holders' interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

     - the holders of 51% of the outstanding series J preferred units deliver to us an opinion to the effect that there is a substantial risk that its interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year, and

     - we, as the general partner, agree with the conclusions in the prior two bullet points; provided, that we may not unreasonably withhold our agreement.

     In lieu of an exchange for series J preferred stock, we may elect to cause the operating partnership to redeem the series J preferred units for cash in an amount equal to the original capital account balance of the holder of the series J preferred units. A holder of series J preferred units of the operating partnership will not be entitled to exchange the units for series J preferred stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The series J preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series J preferred stock;

     - junior to all equity securities issued by us which rank senior to the series J preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, F, H, I and K preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series J preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series J preferred stock). Dividends on the series J preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series J preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series J preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series J preferred stock, nor may any common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series J preferred stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series J preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series J preferred stock and any other equity securities ranking as to distributions on a parity with the series J preferred stock, all dividends declared upon the series J preferred stock and any other equity securities ranking as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up on a parity with the series J preferred stock will be declared pro rata so that the amount of dividends declared per share of series J preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series J preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series J preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series J preferred stock, the holders of the series J preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition, a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series J preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series J preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series J preferred stock and our assets are insufficient to make full payment to holders of the series J preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series J preferred stock as to liquidation rights, then the holders of the series J preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series J preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series J preferred stock prior to September 21, 2006. On and after September 21, 2006, we will be able to redeem the series J preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series J preferred stock.

     Holders of series J preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series J preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series J preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series J preferred stock. So long as any shares of series J preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series J preferred stock (the series J preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series J preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series J preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series J preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series J preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series J preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series J preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series J preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series J preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series J preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series J preferred stock issuable to the holders of AMB Property, L.P. series J preferred units as soon as practicable but not later than 60 days after the date the AMB Property, L.P. series J preferred units are exchanged for shares of series J preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series K Preferred Stock. We currently have no shares of series K preferred stock issued or outstanding. The series K preferred stock is issuable upon exchange of the operating partnership's series K preferred units. The operating partnership's series K preferred units are exchangeable in whole at any time on or after October 30, 2012, at the option of the holders of 51% of all outstanding series K preferred units, on a one-for-one basis, subject to adjustment, for shares of our series K preferred stock. In addition, the operating partnership's series K preferred units are exchangeable in whole at any time at the option of the holders of 51% of all outstanding series K preferred units of the operating partnership if any series K Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive).

     With certain limitations, the series K preferred units of the operating partnership are also exchangeable, in whole but not in part, at the option of the holders of 51% of the outstanding series K preferred units if:

     - the holders of 51% of the outstanding series K preferred units reasonably conclude that there exists an imminent and substantial risk that the holders' interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

     - the holders of 51% of the outstanding series K preferred units deliver to us an opinion to the effect that there is a substantial risk that its interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year, and

     - we, as the general partner, agree with the conclusions in the prior two bullet points; provided, that we may not unreasonably withhold our agreement.

     In lieu of an exchange for series K preferred stock, we may elect to cause the operating partnership to redeem the series K preferred units for cash in an amount equal to the original capital account balance of the holder of the series K preferred units. A holder of series K preferred units of AMB Property, L.P. will not be entitled to exchange the units for series K preferred stock if the exchange would result in a violation of the ownership limit. See "Restrictions on Ownership and Transfer of Capital Stock."

     The series K preferred stock, if and when issued, will rank, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series K preferred stock;

     - junior to all equity securities issued by us which rank senior to the series K preferred stock; and

     - on a parity with all equity securities issued by us (including the series L, and if and when issued, the series B, D, E, F, H, I and J preferred stock, and including the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the series K preferred stock will entitle the holders to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.95% of the liquidation preference per annum (equivalent to $3.975 per annum per share of series K preferred stock). Dividends on the series K preferred stock will accumulate on a daily basis and will be payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the series K preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all dividend periods, no dividends (other than in common stock or other equity securities ranking junior to the series K preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series K preferred stock, nor may any common stock or any other equity securities ranking as to distributions or upon voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series K preferred stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series K preferred stock as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series K preferred stock and any other equity securities ranking as to distributions on a parity with the series K preferred stock, all dividends declared upon the series K preferred stock and any other equity securities ranking as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up on a parity with the series K preferred stock will be declared pro rata so that the amount of dividends declared per share of series K preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series K preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series K preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series K preferred stock, the holders of the series K preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, and in addition a preferential payment in an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series K preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series K preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of series K preferred stock and our assets are insufficient to make full payment to holders of the series K preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series K preferred stock as to liquidation rights, then the holders of the series K preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series K preferred stock will have no stated maturity and will not be subject to mandatory redemption or any sinking fund. If issued, we will not be able to redeem the series K preferred stock prior to April 17, 2007. On and after April 17, 2007, we will be able to redeem the series K preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We will be required to pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we will be able to redeem shares of series K preferred stock.

     Holders of series K preferred stock will have no voting rights, except as described below. If, after issuance, we do not pay dividends on the series K preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series K preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series K preferred stock. So long as any shares of series K preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of series K preferred stock (the series K preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series K preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series K preferred stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the series K preferred stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the series K preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of series K preferred stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the series K preferred stock other preferred stock or preferred shares having substantially the same terms and rights as the series K preferred stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series K preferred stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the series K preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of series K preferred stock issuable to the holders of AMB Property, L.P. series K preferred units as soon as practicable, but not later than 60 days after the date the AMB Property, L.P. series K preferred units are exchanged for shares of series K preferred stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series L Preferred Stock. The series L preferred stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the series L preferred stock;

     - junior to all equity securities issued by us which rank senior to the series L preferred stock; and

     - on a parity with all equity securities issued by us (including, if and when issued, any series B, D, E, F, H, I, J, and K preferred stock, and the series M preferred stock) other than those referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities.

     Holders of the series L preferred stock are entitled to receive, when and as authorized by the board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 6 1/2% of the liquidation preference per annum (equivalent to $1.625 per annum per share of series L preferred stock). Dividends on the series L preferred stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Each share of series L preferred stock issued and outstanding on the record date for the first dividend payment on the series L preferred stock following the initial issuance of shares of series L preferred stock on June 23, 2003, shall accrue dividends from the earliest date on which any shares of the series L preferred stock were issued (June 23, 2003), and shall receive the same dividend payment regardless of the date on which such share was actually issued. Except as provided below, unless full cumulative dividends on the series L preferred stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the series L preferred stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment, nor may any common stock or any other equity securities ranking junior to or on a parity with the series L preferred stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the series L preferred stock and pursuant to the provisions of our charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the series L preferred stock and any other equity securities ranking as to dividends on a parity with the series L preferred stock, all dividends declared upon the series L preferred stock and any other equity securities ranking as to dividends on a parity with the series L preferred stock will be declared pro rata so that the amount of dividends declared per share of series L preferred stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of series L preferred stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the series L preferred stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of our series L preferred stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, and in addition, a preferential payment in an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the series L preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the series L preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the series L preferred stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the series L preferred stock as to liquidation rights, then the holders of the series L preferred stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The series L preferred stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the series L preferred stock prior to June 23, 2008. On and after June 23, 2008, we can redeem the series L preferred stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a real estate investment trust for federal income tax purposes, we may redeem shares of series L preferred stock.

     Holders of series L preferred stock have no voting rights, except as described below. If we do not pay dividends on the series L preferred stock for six or more quarterly periods (whether or not consecutive), holders of the series L preferred stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors until we have eliminated all dividend arrearages with respect to the series L preferred stock. So long as any shares of series L preferred stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of series L preferred stock (the series L preferred stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the series L preferred stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the series L preferred stock;

     - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the series L preferred stock; or

     - amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series L preferred stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of series L preferred stock (or shares issued by a surviving entity in substitution for shares of the series L preferred stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of series L preferred stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized series L preferred stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the series L preferred stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     In accordance with the terms of the operating partnership's partnership agreement, we contributed the net proceeds of the sale of the series L preferred stock to the operating partnership and the operating partnership issued to us series L preferred units that generally mirror the rights, preferences and other terms of the series L preferred stock. The operating partnership is required to make all required distributions on the series L preferred units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of preferred units ranking on a parity with the series L preferred units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

     The transfer agent, registrar and dividend disbursing agent for our common stock and preferred stock is EquiServe, Inc.

            RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a real estate investment trust). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for real estate investment trusts contained in the Internal Revenue Code. A real estate investment trust's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

     Because our board of directors currently believes it is desirable for us to qualify as a real estate investment trust, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of each of our issued and outstanding common stock, our issued and outstanding series L preferred stock and our issued and outstanding series M preferred stock. We also prohibit the ownership, actually or constructively, of any shares of our series B, D, E, F, H, I, J and K preferred stock by any single person so that no such person, taking into account all of our stock so owned by such person, including any common stock or preferred stock, may own in excess of 9.8% in value of our issued and outstanding capital stock. The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, series L preferred stock, series M preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, series L preferred stock, series M preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, series L preferred stock, series M preferred stock or any other capital stock, as the case may be, and thereby subject the common stock, series L preferred stock, series M preferred stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a real estate investment trust and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status.

     Our charter also provides that:

     - no person may actually or constructively own common stock, series B preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series H preferred stock, series I preferred stock, series J preferred stock, series K preferred stock, series L preferred stock or series M preferred stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust;

     - no person may transfer common stock, series B preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series H preferred stock, series I preferred stock, series J preferred stock, series K preferred stock, series L preferred stock or series M preferred stock, if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

     - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, series B preferred stock, series D preferred stock, series E preferred stock, series F preferred stock, series H preferred stock, series I preferred stock, series J preferred stock, series K preferred stock, series L preferred stock or series M preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a real estate investment trust.

     These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

     Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "excess shares"). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to the trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio.

     In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

     If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under our charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of our stock, on our status as a real estate investment trust and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                           OF OUR CHARTER AND BYLAWS

     We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. This summary supercedes, in its entirety, the summary in the heading "Certain Provisions of Maryland Law and of our Charter and Bylaws" in the accompanying prospectus. See "Where You Can Find More Information."

     For restrictions on ownership and transfer of our capital stock contained in our charter, see "Restrictions on Ownership and Transfer of Capital Stock."

BOARD OF DIRECTORS

     Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws also establish the number of directors at nine, but provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. A majority of the entire board of directors may fill any vacancy (except for a vacancy caused by removal). Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulation.

REMOVAL OF DIRECTORS

     While our charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. Maryland General Corporate Law does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     We have elected in our bylaws not to be governed by the "control share acquisition" provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of Maryland General Corporate Law (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

CERTAIN ELECTIVE PROVISIONS OF MARYLAND LAW

     Any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

     - classify the board;

     - increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and/or

     - require that a stockholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

     Additionally, the board could provide that:

     - the number of directors may be fixed only by a vote of the board of directors;

     - each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

     - any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

     These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors.

     Although we have not elected to be governed by these provisions, our charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our Secretary must call a special meeting of stockholders only upon the written request of the holders of a majority of our outstanding shares entitled to vote.

AMENDMENT TO OUR CHARTER AND BYLAWS

     Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class. Our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

     - provisions opting out of the control share acquisition statute;

     - provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provision of the Maryland General Corporation Law;

     - the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the operating partnership and their affiliates; and

     - provisions governing amendment of our bylaws.

MEETINGS OF STOCKHOLDERS

     Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The president, the board of directors and the chairman of the board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

     The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders' meetings.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to the notice of the meeting;

     - by or at the direction of the board of directors; or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

     Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made

     - pursuant to our notice of meeting;

     - by or at the direction of our board of directors; or

     - provided that our board of directors has determined that directors will be elected at the special meeting, by a stock holder who has complied with the advance notice provisions of the bylaws.

     The provisions in our charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution of any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

INDEMNIFICATION AND LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the partnership agreement of the operating partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

     The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

     - it is proved that the person actually received an improper benefit or profit in money, property or services; or

     - a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the operating partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the operating partnership and the partners of the operating partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Our Exculpation and Indemnification."

     Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of 1933, as amended, of directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain United States federal income tax considerations anticipated to be material to purchasers of series M preferred stock. This summary supersedes, in its entirety, the summary under the heading "Certain United States Federal Income Tax Considerations" in the accompanying prospectus. This summary of material federal income tax considerations is based on current law, is for general information only and is not tax advice. The information in this section is based on:

     - the Internal Revenue Code of 1986, as amended;

     - current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code;

     - the legislative history of the Internal Revenue Code;

     - current administrative interpretations and practices of the Internal Revenue Service; and

     - court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this discussion, and any such change could apply retroactively.

     This summary does not deal with all aspects of federal income taxation that may affect particular holders of series M preferred stock in light of their individual circumstances, nor with holders subject to special treatment under the federal income tax laws, including:

     - insurance companies;

     - tax-exempt organizations;

     - financial institutions or broker-dealers;

     - traders in securities that elect to mark to market;

     - holders owning our capital stock as part of a "straddle," "hedge" or "conversion transaction;"

     - holders whose functional currency is not the United States dollar;

     - holders subject to the alternative minimum tax;

     - persons deemed to sell capital stock under the constructive sale provisions of the Internal Revenue Code;

     - "S" corporations;

     - expatriates;

     - real estate investment trusts or regulated investment companies;

     - holders who acquire our capital stock as compensation; and

     - holders of our capital stock who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for United States federal income tax purposes.

     If a partnership holds our capital stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of that stock.

     This summary assumes that shares of series M preferred stock are held as "capital assets" within the meaning of the Internal Revenue Code (generally, property held for investment). In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or to our stockholders. This discussion also assumes that the series M preferred stock will properly be treated as equity (and not indebtedness) for federal income tax purposes.

     The statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations described in this discussion will not be challenged by the Internal Revenue Service or, if challenged, would be sustained by a court.

     THIS SUMMARY OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

     - THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE SERIES M PREFERRED STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH AN ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION;

     - OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

     - POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

OUR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1997. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997, and we currently intend to continue to operate in this manner. However, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, the actual results of our operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure to Qualify".

     The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation as a real estate investment trust are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and those rules and Treasury regulations.

     Assuming we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. We will, however, be required to pay federal income tax as follows:

     - First, we will be required to pay tax at regular ordinary and capital gains corporate tax rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

     - Second, we may be required to pay the "alternative minimum tax" on our items of tax preference.

     - Third, if we have (1) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

     - Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

     - Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and
       (B) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by
       (2) a fraction intended to reflect our profitability.

     - Sixth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for the year, (2) 95% of our real estate investment trust capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

     - Seventh, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation that is required to pay full corporate level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make or refrain from making, depending upon the time of the acquisition, an election under Treasury regulations promulgated under
       Section 337 of the Internal Revenue Code.

     - Eighth, we will be subject to a 100% tax on any "redetermined rents", "redetermined deductions" or "excess interest". In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. See "-- Ownership of Interests in Taxable REIT Subsidiaries". Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. See "-- Redetermined Rents, Redetermined Deductions, and Excess Interest" below for a description of these items.

     Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a "real estate investment trust" or "REIT" as a corporation, trust or association:

        (1)  that is managed by one or more trustees or directors;

        (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

        (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

        (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

        (5)  that is beneficially owned by 100 or more persons;

        (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

        (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust.

For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

     We believe that we have satisfied conditions (1) through (7), inclusive during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These ownership and transfer restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled
"-- Failure to Qualify".

     In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.

     Ownership of a Partnership Interest. We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. We also will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we directly or indirectly own an interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of the operating partnership, including the operating partnership's share of these items for any partnership in which the operating partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus supplement, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships is included below in "-- Tax Aspects of the Operating Partnership, our Subsidiary Partnerships and the Limited Liability Companies". We have direct control of the operating partnership and some of our subsidiary partnerships, and we intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. However, we are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a real estate investment trust or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action that could cause us to fail a real estate investment trust income or asset test, and that we would not become aware of such action soon enough to allow us to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a real estate investment trust. The treatment described in this paragraph also applies with respect to our ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for tax purposes.

     Ownership of Interests in Qualified REIT Subsidiaries. We own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Internal Revenue Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as our assets, liabilities and such items (as the case may be) for all purposes under the Internal Revenue Code, including the real estate investment trust qualification tests. For this reason, references under "Certain United States Federal Income Tax Considerations" to our income and assets include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the real estate investment trust asset tests, as described below under "-- Asset Tests".

     Ownership of Interests in Taxable REIT Subsidiaries. Our taxable REIT subsidiaries are corporations other than real estate investment trusts and qualified REIT subsidiaries in which we directly or indirectly hold stock, and that have made a joint election with us to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which one of our taxable REIT subsidiaries owns securities representing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, our taxable REIT subsidiaries may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described under "-- Asset Tests" below.

     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from
(a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

     - The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     - We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not fail to qualify as "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by other tenants for comparable space;

     - Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

     - We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property". Any amounts we receive from a taxable REIT subsidiary with respect to its

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       provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

     We generally do not intend, and as the general partner of the operating partnership, do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy any of the rental conditions described above. However, we may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize our tax status as a real estate investment trust.

     Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from the taxable REIT subsidiaries through our interest in the operating partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The operating partnership may provide certain management or administrative services to our taxable REIT subsidiaries. In addition, AMB Capital Partners, LLC conducts an asset management business and receives fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees we and AMB Capital Partners, LLC derive as a result of the provision of such services will be non-qualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by AMB Capital Partners, LLC, our taxable REIT subsidiaries and the operating partnership. We will monitor the amount of the dividend income from our taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent us from violating a REIT income test.

     We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

     - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "-- Our Qualification as a Real Estate Investment Trust -- General", even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for real estate investment trust qualification despite periodic monitoring of our income.

     Prohibited Transaction Income. Any gain we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales were prohibited transactions. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

     Redetermined Rents, Redetermined Deductions, and Excess Interest. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided generally where:

     - amounts are received by a real estate investment trust for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property;

     - amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

     - the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

     - rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

     - the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing or rendering the service.

     We intend to deal with our taxable REIT subsidiaries on a commercially reasonable arm's length basis, but we may not always satisfy the safe harbor provisions described above.

     Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of the outstanding securities of any one issuer. For years prior to 2001, the 10% limit applies only with respect to the vote attributable to the securities of any issuer and not to the value of the securities of any issuer. Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are applicable to taxable years ending after December 31, 2000.

     Through the operating partnership, we own an interest in several corporations which have jointly elected with us to be treated as taxable REIT subsidiaries. These corporations own the stock of other corporations, which have also become our taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets. Prior to the election to treat these corporations as taxable REIT subsidiaries, we did not own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as our taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities, that does not qualify as a real estate investment trust, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

     The asset tests must be satisfied not only on the last day of the calendar quarter in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in the operating partnership. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in the operating partnership or any other partnership or limited liability company in which we directly or indirectly own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the operating partnership's overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely fashion, we would cease to qualify as a real estate investment trust.

     Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

     - 90% (95% for taxable years beginning before January 1, 2001) of our "real estate investment trust taxable income"; and

     - 90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

     - the excess of the sum of certain items of our non-cash income items over 5% of "real estate investment trust taxable income" as described below.

     Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

     In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

     We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our "real estate investment trust taxable income", as adjusted, we will be required to pay tax on such income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the operating partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

     We expect that our "real estate investment trust taxable income" will be less than our cash flow because of depreciation and other non-cash charges included in computing our "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, we may not always have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

     We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, we will be required to pay a 4% excise tax on the excess of the required distribution for the calendar year over the amounts actually distributed for such year. For this purpose, the amount of the required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of our real estate investment trust ordinary income for such year, 95% of our real estate investment trust capital gain income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

     Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

     Like-Kind Exchanges. We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

     Earnings and Profits Distribution Requirement. A real estate investment trust is not permitted to have accumulated earnings and profits attributable to non-REIT years. A real estate investment trust has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a "deficiency dividend" to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our real estate investment trust status. See "-- Failure to Qualify."

FAILURE TO QUALIFY

     If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAX ASPECTS OF THE OPERATING PARTNERSHIP, OUR SUBSIDIARY PARTNERSHIPS AND THE LIMITED LIABILITY COMPANIES

     General. Substantially all of our investments are held indirectly through the operating partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our proportionate share of these partnership and limited liability company items for purposes of the various real estate investment trust income tests and in the computation of our real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, we will include our proportionate share of assets held by the operating partnership and our subsidiary partnerships and limited liability companies.

     Entity Classification. Our ownership of an interest in the operating partnership involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the operating partnership or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If the operating partnership or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be subject to an entity-level income tax. In this situation, the character of our assets and items of gross income would change and prevent us from satisfying the asset tests and possibly the income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of the operating partnership or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, we might incur a tax liability without any related cash distributions.

     Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership and the subsidiary partnerships and limited liability companies intend to claim classification as partnerships under these regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

     Allocations of Income, Gain, Loss and Deduction. The net proceeds from our issuance of preferred stock, including the series M preferred stock, will be contributed to the operating partnership in exchange for its preferred limited partnership units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of AMB Property II, L.P., we will contribute substantially all of such units to the operating partnership in exchange for additional preferred limited partnership units in the operating partnership. In each case, the operating partnership's partnership agreement will provide for preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the operating partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue, including the series M preferred stock, before any of the other partners in the operating partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.

     In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the operating partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred limited partnership units in the operating partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the operating partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the operating partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and to unitholders that were performance investors.

     Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

     If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder, the item subject to reallocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder.

     Tax Allocations With Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The operating partnership was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of the operating partnership, additional appreciated property has been contributed to it in exchange for operating partnership interests. The operating partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

     Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the "traditional method" to account for book-tax differences for the properties initially contributed to the operating partnership and for some assets acquired subsequently. Under the "traditional method," which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "-- Our Qualification as a Real Estate Investment Trust." To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. We and our operating partnership have not yet decided what method will be used to account for book-tax differences for properties to be acquired by the operating partnership in the future.

     Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

TAXATION OF OUR STOCKHOLDERS

     The following summary describes the United States federal income tax considerations anticipated to be material to holders of our series M preferred stock. When we use the term "United States stockholder," we mean a holder of our series M preferred stock who is, for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

     - an estate which is required to pay United States federal income tax regardless of the source of its income; or

     - a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered United States stockholders.

     Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of series M preferred stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock. See "-- New Legislation."

     To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of series M preferred stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of our net operating losses or capital losses.

     Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on specified designations, if any, which we may make, these gains may be taxable to non-corporate United States stockholders at a 15% or 25% rate. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our series M preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our series M preferred stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

     Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

     - include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

     - be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder's long-term capital gains;

     - receive a credit or refund for the amount of tax deemed paid by it;

     - increase the adjusted basis of its series M preferred stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

     - in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury regulations to be prescribed by the Internal Revenue Service.

     Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

     Dispositions of Series M Preferred Stock. If a United States stockholder sells or disposes of its shares of series M preferred stock to a person other than the Company, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be capital if that United States stockholder has held the series M preferred stock as a capital asset. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the series M preferred stock for more than one year. In general, if a United States stockholder recognizes loss upon the sale or other disposition of series M preferred stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

     Redemption of Series M Preferred Stock. A redemption of shares of the series M preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

     - is "substantially disproportionate" with respect to the United States stockholder;

     - results in a "complete termination" of the United States stockholder's stock interest in the Company; or

     - is "not essentially equivalent to a dividend" with respect to the United States stockholder;

     all within the meaning of Section 302(b) of the Internal Revenue Code.

     In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the United States stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the United States stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the United States stockholder depends upon the facts and circumstances at the time of the redemption, United States stockholders are advised to consult their tax advisors to determine the appropriate tax treatment.

     If a redemption of shares of the series M preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A United States stockholder's adjusted basis in the redeemed shares of the series M preferred stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a United States stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

     If a redemption of shares of the series M preferred stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "-- Dispositions of Series M Preferred Stock."

     Taxation of Tax-Exempt Stockholders. Except as described below, dividend income from us and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

     For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a real estate investment trust. A real estate investment trust will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.

     Taxation of Non-United States Stockholders. The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of our series M preferred stock by persons that are non-United States stockholders. When we use the term "non-United States stockholder" we mean stockholders who are not United States stockholders, as described above in "Taxation of our Stockholders." In general, non-United States stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our series M preferred stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States stockholder's country. A non-United States stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-United States stockholders should consult their tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our series M preferred stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

     Backup Withholding. Under the backup withholding rules, a United States stockholder may be subject to backup withholding with respect to dividends paid by us unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "-- Taxation of Non-United States Stockholders".

OTHER TAX CONSEQUENCES

     State and Local Taxation. We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder's state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

NEW LEGISLATION

     The maximum tax rate of non-corporate taxpayers for (i) capital gains, including "capital gain dividends," has generally been reduced from 20% to 15% (for taxable years ending on or after May 6, 2003, although certain amounts in 2003 may continue to be taxed at a 20% rate and, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) dividends has generally been reduced from 38.6% to 15% (for taxable years beginning after December 31, 2002). In general, dividends payable by real estate investment trusts are not eligible for the reduced tax rate on corporate dividends, except to the extent the real estate investment trust's dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/real estate investment trust level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as "capital gain dividends." Although these tax rate changes do not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are scheduled to "sunset" or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

PROPOSED LEGISLATION

     Recently, legislation was introduced in the United States House of Representatives and Senate that would amend certain rules relating to real estate investment trusts. As of the date of this prospectus supplement, this proposed legislation has not been enacted into law. The proposed legislation would, among other things, include the following changes:

     - As discussed above under "Our Qualification as a Real Estate Investment Trust - Asset Tests," we may not own more than 10% by vote or value of any one issuer's securities. If we fail to meet this test at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a real estate investment trust. Under the proposal, after the 30 day cure period, a real estate investment trust could dispose of sufficient assets to cure a violation that did not exceed the lesser of 1% of the real estate investment trust's assets at the end of the relevant quarter or $10,000,000. For violations due to reasonable cause that are larger than this amount, the proposed legislation would permit the real estate investment trust to avoid disqualification as a real estate investment trust after the 30 day cure period by taking steps, including the disposition of sufficient assets to meet the asset test and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

     - The proposed legislation also would change the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above under "Our Qualification as a Real Estate Investment Trust -- Income Tests" and would make certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

     - The proposed legislation would clarify a rule regarding our ability to enter into leases with our taxable REIT subsidiaries.

     - As discussed above under "Our Qualification as a Real Estate Investment Trust -- Redetermined Rents, Redetermined Deductions, and Excess Interest," amounts received by a real estate investment trust for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property are excluded from treatment as "redetermined rents" and therefore avoid the 100% penalty tax. The proposed legislation would eliminate this exclusion.

     The foregoing is not an exhaustive list of changes that would be made by the proposed legislation. The provisions contained in this proposed legislation relating to our ability to enter into leases with our taxable REIT subsidiaries would apply to taxable years ending after December 31, 2000, and the remaining provisions described above generally would apply to taxable years beginning after the date the proposed legislation is enacted.

     As of the date of this prospectus supplement, it is not possible to predict with any certainty whether the proposed legislation discussed above will be enacted in its current form or at all.

                                  UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our series M preferred stock set forth opposite the underwriter's name.

                                                    NUMBER OF
                   UNDERWRITERS                      SHARES
--------------------------------------------------  ---------
Morgan Stanley & Co. Incorporated.................    750,000
Wachovia Capital Markets, LLC.....................    750,000
Banc of America Securities LLC....................    400,000
A.G. Edwards & Sons, Inc..........................     25,000
Banc One Capital Markets, Inc.....................     25,000
Bear, Stearns & Co. Inc...........................     25,000
Scotia Capital (USA) Inc..........................     25,000
                                                    ---------
          Total...................................  2,000,000

     The underwriting agreement provides that the obligations of the underwriters to purchase the shares in this offering are subject to approval of legal matters by their counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

     We expect that delivery of the shares of series M preferred stock will be made against payment for such shares on or about November 25, 2003, which is the twelfth business day following the date of this prospectus supplement. Trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the series M preferred stock before the settlement of this offering will be required, by virtue of the fact that the offered shares will settle in 12 business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the series M preferred stock who wish to trade the shares on the date of pricing or during the next eight business days should consult their own advisor.

     We intend to file an application to list the series M preferred stock on the New York Stock Exchange. If approved, trading of the series M preferred stock on the New York Stock Exchange is expected to commence within the 30-day period after initial delivery of the series M preferred stock. The underwriters have advised us that they intend to make a market in the series M preferred stock prior to the commencement of trading on the New York Stock Exchange. The underwriters will have no obligation to make a market in the series M preferred stock, however, and may cease market-making activities, if commenced, at any time.

     Before this offering, there has been no public market for our series M preferred stock. An active trading market for our shares may not develop. Even if an active market does develop, the public price at which our shares trade in the future may be below the offering price.

     The underwriters initially propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $.50 per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $.45 per share on sales to other dealers. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the representative.

     The following table shows the underwriting discounts and commissions that we are to pay the underwriters in connection with this offering.

Per share of series M preferred stock............  $    .7875
Total............................................  $1,575,000

     In connection with the offering the underwriters may purchase and sell shares of series M preferred stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of series M preferred stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. The underwriters must close out any short position by purchasing shares of series M preferred stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for, or purchases of, shares in the open market while the offering is in progress. The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases. Any of these activities may have the effect of preventing or retarding a decline in the market price of the series M preferred stock. They may also cause the price of the series M preferred stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     We have agreed for a period of 30 days from the date of this prospectus supplement that we will not, without the prior written consent of the representative, sell, dispose of, hedge or take certain other actions with respect to any shares of our series M preferred stock or securities convertible into or exchangeable for our series M preferred stock. The representative, in its sole discretion, may release us from this lock-up agreement at any time without notice.

     We have granted the underwriters a 30-day option to purchase up to 300,000 additional shares of series M preferred stock at a price of $25.00 per share, less underwriting discounts and commissions, to cover over-allotments. If the underwriters exercise their option in full to purchase the 300,000 additional shares, the aggregate proceeds to us will be $55,688,750 before deducting transaction costs payable by us.

     We estimate that our portion of the total expenses of this offering, other than the underwriting discounts and commissions referred to above, will be approximately $450,000.

     The underwriters or their affiliates have performed certain investment banking and advisory services for us from time to time for which they have received customary fees and expenses. Banc of America Securities LLC, The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., and Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC, are lenders under our $500 million unsecured revolving line of credit. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

                                 LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, San Francisco, California and by Tamra D. Browne, Esq., our General Counsel, San Francisco, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the shares of series M preferred stock offered by this prospectus supplement, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California.

                                    EXPERTS

     The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
                                  $600,000,000
                            AMB PROPERTY CORPORATION
                         Common Stock, Preferred Stock,
                         Depositary Shares and Warrants

                                  $400,000,000
                                   Guarantees

                               AMB PROPERTY, L.P.
                                Debt Securities
                            ------------------------

     AMB Property Corporation may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $600,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale):

     - shares of common stock, $.01 par value per share;

     - shares of preferred stock, $.01 par value per share;

     - shares of preferred stock represented by depositary shares; and

     - warrants to purchase common stock or preferred stock.

     AMB Property, L.P. may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). AMB Property Corporation may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol "AMB." On December 16, 1998, the last reported sales price of our common stock on the New York Stock Exchange was $21 5/8 per share.
                            ------------------------

     To facilitate maintenance of our qualification as a Real Estate Investment Trust (a "REIT") for federal income tax purposes, subject to certain exceptions, we prohibit the ownership, actually or constructively, by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our common stock and more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our Series A Preferred Stock. We will also prohibit, subject to certain exceptions, the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 17, 1998

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES, EVEN THOUGH THIS PROSPECTUS OR A SUPPLEMENT IS DELIVERED OR SECURITIES ARE SOLD ON A LATER DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Incorporation Of Certain Documents By Reference.............    2
Forward Looking Statements..................................    3
The Company.................................................    4
Use Of Proceeds.............................................    4
Ratios Of Earnings to Fixed Charges And Preferred Dividends
  and Distributions.........................................    4
Description Of Debt Securities..............................    5
Description Of Common Stock.................................   20
Description Of Preferred Stock..............................   21
Description Of Depositary Shares............................   34
Description Of Warrants.....................................   37
Restrictions On Ownership And Transfer Of Capital Stock.....   38
Certain Provisions Of Maryland Law And Of Our Charter And
  Bylaws....................................................   40
Description Of Certain Provisions Of The Partnership
  Agreement Of The Operating Partnership....................   43
Certain Federal Income Tax Considerations...................   54
Plan of Distribution........................................   64
Legal Matters...............................................   65
Experts.....................................................   65

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the common stock, preferred stock, depositary shares and warrants described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000 and the Operating Partnership may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or the "Company" mean AMB Property Corporation and its subsidiaries, including AMB Property, L.P. (which we refer to as the "Operating Partnership") and its subsidiaries and, with respect to the period prior to the Company's initial public offering, the Company's predecessor, AMB Institutional Realty Advisors, Inc., and certain real estate investment funds, trusts, corporations and partnerships that prior to the Company's initial public offering owned properties that they contributed to the Operating Partnership. In some instances, in order to avoid confusion between AMB Property Corporation and the Operating Partnership, we refer to AMB Property Corporation alone as the "Company." When we refer to our "Charter" we mean the Company's Articles of Incorporation, as supplemented by the Articles Supplementary establishing the terms of our 8 1/2% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), the Articles Supplementary establishing the terms of our 8 5/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and the Articles Supplementary establishing the terms of our 8.75% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"). When we refer to "Units" we mean the Operating Partnership's common units and preferred units, including the 8 1/2% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units"), the 8 5/8% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") and any 8 3/4% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), and other partnership interests of the Operating Partnership of different classes and series with rights, preferences and privileges that the Company may determine in its capacity as general partner of the Operating Partnership.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company and the Operating Partnership file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

     - Annual Report of the Company on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     - Quarterly Reports of the Operating Partnership on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;

     - Current Report of the Company on Form 8-K filed on January 13, 1998;

     - Current Report of the Company on Form 8-K filed on July 9, 1998;

     - Current Report of the Company on Form 8-K filed on December 2, 1998;

     - Current Report of the Operating Partnership on Form 8-K filed on December 2, 1998;

     - the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on October 28, 1997;

     - the description of the Company's Series A Preferred Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on July 14, 1998;

     - the report, financial statements and financial statement schedule for the Operating Partnership from our Registration Statement on Form S-11 (No. 333-49163);

     - the report, financial statements and financial statement schedule for the AMB Contributed Properties from our Registration Statement on Form S-11 (No. 333-49163);

     - the reports and financial statements for the Boston Industrial Portfolio, the Jamesburg Property, Orlando Central Park, Totem Lake Malls, Dallas Warehouse Portfolio (Garland Industrial Portfolio), Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio), Crysen Corridor Warehouse, Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village Shopping Center, Weslayan Plaza and Silicon Valley R&D Portfolio from our Registration Statement on Form S-11 (No. 333-58107); and

     - all documents filed by either the Company or the Operating Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, 505 Montgomery Street, San Francisco, CA, Attention: Secretary (415/394-9000).

     You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                           FORWARD LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information contained or incorporated by reference in this prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to such activities), our failure to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulations, legislation, population changes and certain other matters discussed in this prospectus and the applicable prospectus supplement, including under the heading "Risk Factors" in the prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

                                  THE COMPANY

     We are one of the largest publicly-traded real estate companies in the United States. As of November 30, 1998, we owned 587 industrial buildings located in 26 markets throughout the United States, including 40 industrial buildings acquired since September 30, 1998, and 38 retail centers located in 16 markets throughout the United States, including one center acquired since September 30, 1998. As of September 30, 1998, our industrial buildings, principally warehouse distribution properties, encompassed approximately 53.1 million rentable square feet and, as of the same date, were 95.9% leased to over 1,500 tenants. As of September 30, 1998, our retail centers, principally grocer-anchored community shopping centers, encompassed approximately 6.9 million rentable square feet and, as of the same date, were 94.8% leased to over 900 tenants. We own substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership and its subsidiaries.

     We are engaged in the business of acquiring and operating industrial buildings and community shopping centers in target markets nationwide. We are led by Hamid R. Moghadam, our Chief Executive Officer and one of our three founders. Douglas D. Abbey and T. Robert Burke, our other two founders, also play active roles in our operations as the Chairman of our Investment Committee and the Chairman of our Board of Directors, respectively. Our 10 executive officers have an average of 23 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business.

     The Company was organized in November 1997 and commenced operations upon the completion of the initial public offering on November 26, 1997. We operate as a self-administered and self-managed real estate company and believe that we have qualified and that we will continue to qualify as a REIT for federal income tax purposes beginning with the year ended December 31, 1997.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of debt securities for general purposes, which may include the acquisition or development of additional properties and the repayment of indebtedness. Unless we indicate otherwise in the applicable prospectus supplement, the Company will invest any proceeds from the sale of common stock, preferred stock, depositary shares or warrants in the Operating Partnership, which will use the proceeds as described above unless we indicate otherwise in the applicable prospectus supplement. Initially, we may temporarily invest net proceeds from the sale of the securities in short-term securities.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                     PREFERRED DIVIDENDS AND DISTRIBUTIONS

     The ratio of earnings to fixed charges and preferred dividends for the Company for the nine month period ended September 30, 1998 was 2.6x. Prior to 1998, the Company did not have any outstanding preference securities. The ratio of earnings to fixed charges for the Company for the nine month period ended September 30, 1998 was 2.7x and for the fiscal year ended December 31, 1997 was 5.6x. The Company's fiscal year ended December 31, 1997 includes the historical results of AMB Institutional Realty Advisors, Inc., the Company's predecessor, for the period from January 1, 1997 through November 25, 1997 and the Company's historical results for the period from November 26, 1997 to December 31, 1997. The ratio of earnings to fixed charges for AMB Institutional Realty Advisors, Inc. for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 are not applicable because AMB Institutional Realty Advisors, Inc. had no or immaterial fixed charges.

     The ratio of earnings to fixed charges and preferred distributions for the Operating Partnership for the nine month period ended September 30, 1998 was 2.6x. Prior to 1998, the Operating Partnership did not have any outstanding preference securities. The ratios of earnings to fixed charges for the Operating Partnership for the nine month period ended September 30, 1998 was 2.7x and for the period from inception (November 26, 1997) to December 31, 1997 was 3.1x.

     We have computed the ratios of earnings to fixed charges by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

     We have computed the ratios of earnings to fixed charges and preferred dividends/distributions by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges plus preferred dividends/distributions. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities will be direct, non-convertible, obligations of the Operating Partnership, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Operating Partnership. The Operating Partnership will issue the debt securities under an Indenture dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998 and the Third Supplemental Indenture dated as of June 30, 1998, and as further amended or supplemented from time to time, among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A., as Trustee (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series of debt securities, the "trustee"). The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this section relating to the indenture and the debt securities are summaries of certain provisions of the debt securities and the indenture. These summaries are not complete. For more detail you should refer to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

TERM

     We will describe the particular terms of the debt securities offered by a prospectus supplement in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

     The Operating Partnership may offer under this prospectus up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) aggregate principal amount of debt securities or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $400,000,000. Unless we state otherwise in any prospectus supplement, the Operating Partnership may issue the debt securities in one or more series, as established from time to time by the Operating Partnership. The Operating Partnership need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     The Operating Partnership may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

     The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities, including the following specific terms:

     - the title of the debt securities;

     - the limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

     - the date or dates, or the method for determining the date or dates, on which the Operating Partnership will pay the principal of the debt securities;

     - the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

     - the date or dates (or the method for determining the date or dates) from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest (or the method by which the record dates will be determined);

     - the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

     - any obligation the Operating Partnership has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the period or periods within which, the date or dates on which the price or prices at which and the terms and conditions upon which the Operating Partnership will redeem, repay or repurchase the debt securities;

     - if other than the trustee, the identity of each security registrar and/or paying agent;

     - any provisions granting special rights to holders of the debt securities;

     - any deletions from, modifications of, or additions to the events of default or covenants of the Operating Partnership with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants with the indenture;

     - the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

     - any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities (whether or not consistent with the other provisions of the indenture).

     The Operating Partnership may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

DENOMINATIONS AND INTEREST

     Unless we specify otherwise in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless we specify otherwise in the applicable prospectus supplement, interest on any series of debt securities will be payable to the person in whose name the security is registered at the close of business on the record date for such interest at the office of the Operating Partnership maintained for such purpose within the City and State of New York. However, unless we provide otherwise in the applicable prospectus supplement, the Operating Partnership may make interest payments by check mailed to the address of the person entitled to the interest as it appears in the applicable register for debt securities or by wire transfer of funds to such person at an account maintained within the United States.

GLOBAL NOTES

     Unless we specify otherwise in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more fully registered book-entry debt securities of such series (each, a "Global Note") that will be deposited with, or on behalf of The Depository Trust Company, New York, New York ("DTC"). Global Notes will be issued in fully registered form.

     The Operating Partnership anticipates that the Global Notes will be deposited with, or on behalf of DTC, and that such Global Note will be registered in the name of Cede & Co., DTC's nominee. Unless we specify otherwise in the applicable prospectus supplement, the Operating Partnership further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.

     So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the debt securities under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.

     The Global Notes will be exchangeable for certificated debt securities only if:

     - DTC notifies the Operating Partnership that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility;

     - the Operating Partnership in its sole discretion determines that the Global Notes shall be exchangeable for certificated debt securities; or

     - there shall have occurred and be continuing an event of default with respect to debt securities of any series under the indenture and beneficial owners representing a majority in aggregate principal amount of the debt securities of such series represented by a Global Note advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual debt securities of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC's relevant Participants (as identified by DTC) to the trustee.

Debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

     The following is based on information furnished to us by DTC:

     DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered certificate will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the debt securities, and an additional certificate will be issued with respect to any remaining principal amount.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the Direct and Indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

     To facilitate subsequent transfers, the debt securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "omnibus proxy") to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the omnibus proxy).

     Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such direct and indirect participants and not of DTC, the Trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to DTC is the responsibility of the Operating Partnership or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of any series represented by the Global Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     DTC may discontinue providing its services as securities depository with respect to the debt securities of any series at any time by giving reasonable notice to the Operating Partnership or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, certificates are required to be printed and delivered as described above.

     The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered as described above.

     Neither the Operating Partnership, the underwriters, the trustee, or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

     Notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served and, in the event that debt securities are issued in definitive certificated form, debt securities may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of State Street Bank and Trust Company, an affiliate of the Trustee, which on the date of this Prospectus is located at 61 Broadway, 15th Floor, New York, New York.

GUARANTEES

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership's obligations under the debt securities will be guaranteed by the Company. The obligations of the Company under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

     - either the Operating Partnership is the continuing person or the successor person (if other than the Operating Partnership) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes the Operating Partnership's obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Operating Partnership or any of its affiliates as a result of such transaction as having been incurred by the Operating Partnership or such affiliate at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     - the Operating Partnership delivers to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that the Operating Partnership is not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be the Operating Partnership.

     Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Operating Partnership is not the continuing legal entity, the successor entity formed by the consolidation or into which the Operating Partnership is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if the successor entity has been named as the Operating Partnership in the indenture and the Operating Partnership will be released (except in the case of a lease) from its obligations under the indenture and the debt securities.

     The indenture provides that neither the Company, as guarantor of a series of debt securities, nor any other guarantor, will in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

     - either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     - such guarantor delivers to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that such guarantor is not the continuing corporation, then, for purposes of the second bullet point above, the successor corporation will be deemed to be such guarantor.

     Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the trustee receive an officers' certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

     A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

CERTAIN COVENANTS

     Unless we specify otherwise in the applicable prospectus supplement, the indenture contains the following covenants:

     Aggregate Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

     - the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

     - the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Debt Service Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to

Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions:

     - such Debt and any other Debt (including Acquired Debt) incurred by the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

     - the repayment or retirement of any other Debt of the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

     - in the case of any acquisition or disposition by the Operating Partnership or any of its subsidiaries of any asset or group of assets with a fair market value in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of Debt outstanding during such period.

     Secured Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its subsidiaries, whether owned on the date of this indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its subsidiaries which is secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries is greater than 40% of the sum of (without duplication) the following:

     - the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

     - the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Maintenance of Total Unencumbered Assets. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Existence. Except as permitted under "-- Merger, Consolidation or Sale of Assets," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Operating Partnership will not be required to preserve any right or franchise if the Board of Directors of the Company determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

     Maintenance of Properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs to be made, all as in the judgment of the Operating Partnership and the Company may be necessary in order for the Operating Partnership to all times properly and advantageously conduct its business in connection with the properties.

     Insurance. The Operating Partnership will, and will cause each of its subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.

     Payment of Taxes and Other Claims. The Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

     - all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on its or any subsidiary's income, profits or property; and

     - all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon its or any subsidiary's property. However, the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which it is contesting in good faith by appropriate proceedings.

     Provision of Financial Information. The Operating Partnership will:

     - file with the trustee, within 15 days after the Operating Partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the Operating Partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the Operating Partnership will file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

     - file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by the Operating Partnership and the Company with the conditions and covenants of the indenture as such rules and regulations may require; and

     - transmit to the holders of the debt securities, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the Operating Partnership and the Company pursuant to the bullet points above as the Commission's rules and regulations may require.

     Subsidiary Guarantees. The Operating Partnership will not permit any of its subsidiaries to guarantee or secure through the granting of liens, the payment of any Debt of the Operating Partnership or any guarantor. The indenture also provides that the Operating Partnership will not and will not permit any of its subsidiaries to pledge any intercompany notes representing obligations of any of its subsidiaries, to secure the payment of any debt of the Operating Partnership or any guarantor unless such subsidiary (a "Subsidiary Guarantor"), the Operating Partnership and the trustee execute and deliver a supplemental indenture evidencing such subsidiary's guarantee providing for the unconditional guarantee by the subsidiary, on a senior basis, of the debt securities. If any Subsidiary Guarantor is released from all of its obligations described above, it will also be released from its unconditional guarantee.

     Deletions, Modifications or Additions. We will specify in the applicable prospectus supplement any deletions of, modifications of, or additions to the covenants described above with respect to any series of debt securities.

DEFINITIONS

     As used in this prospectus,

     "Acquired Debt" means Debt of a person:

     - existing at the time such person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership; or

     - assumed by the Operating Partnership or any of its subsidiaries in connection with the acquisition of assets from such person.

     "Annual Debt Service Charge" means, for any period, the interest expense of the Operating Partnership and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, including, without duplication:

     - all amortization of debt discount and premiums;

     - all accrued interest;

     - all capitalized interest; and

     - the interest component of capitalized lease obligations.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

     - interest expense on Debt;

     - provision for taxes based on income;

     - amortization of debt discount, premium and deferred financing costs;

     - provisions for gains and losses on sales or other dispositions of properties and other investments;

     - property depreciation and amortization;

     - the effect of any non-cash items; and

     - amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Operating Partnership and its subsidiaries for such period, excluding, without duplication:

     - extraordinary items; and

     - the portion of net income (but not losses) of the Operating Partnership and its subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

     - borrowed money or evidenced by bonds, notes, debentures or similar instruments;

     - indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of:

      - the amount of indebtedness so secured; and

      - the fair market value (determined in good faith by the board of directors of such person or, in the case of the Operating Partnership or a subsidiary, by the Company's Board of Directors) of the property subject to such Lien;

     - reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

     - any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

     "Total Assets" means the sum of, without duplication:

     - Undepreciated Real Estate Assets; and

     - all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Total Unencumbered Assets" means the sum of, without duplication:

     - those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

     - all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unsecured Debt" means Debt of the Operating Partnership or any of its subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the following events are "events of default" with respect to any series of debt securities issued under the indenture:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

     - default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

     - default in the performance or breach of any covenant or warranty of the Operating Partnership in the indenture with respect to any debt security of that series (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

     - the following:

      - default by the Operating Partnership or any subsidiary of the Operating Partnership in the payment, beyond any grace period, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness; or

      - the occurrence of any other breach or default (or other event or condition) under any agreement, indenture or instrument relating to any such bond, note, debenture or other evidence of indebtedness beyond any cure period,

     - if as a result, the holder or holders of any such instrument has the immediate right to cause any such instrument to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under the bullet points above have a principal amount equal to or greater than $20,000,000 without such instrument having been discharged, or such breach or default having been cured, within a period of 10 days after the notice specified in the indenture has been provided;

     - certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Company or any significant subsidiary of the Operating Partnership (as defined in Regulation S-X under the Securities Act); and

     - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

     A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the events of default described above.

     No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare all debt securities of that series to be due and payable immediately.

     At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

     - the Operating Partnership has paid or deposited with the trustee a sum sufficient to pay:

      - all overdue installments of interest on all outstanding debt securities of that series;

      - the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rates provided for in such debt securities; and

      - to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in such debt securities; and

     - all events of default with respect to debt securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

     The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to such debt securities and its consequences, except a default:

     - in the payment of the principal of (or premium, if any) or interest on or payable in respect of any debt security of such series; or

     - in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

     If the trustee knows of a default with respect to the debt securities of any series, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of such debt securities, unless such default shall have been cured or waived. However the trustee may withhold notice to the holders of any debt securities of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series) if the trustee determines such withholding is in the interest of such holders.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding debt securities, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

     - the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     The indenture requires the Operating Partnership, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. Further, upon any request by the Operating Partnership to take any action under the indenture, the Operating Partnership will furnish to the trustee:

     - an officers' certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

     - an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

MODIFICATION AND WAIVER

     We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments except that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

     - change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of, or premium, if any, or the interest payment date with respect to such debt security;

     - reduce the principal amount of debt securities or the rate or amount of interest on such debt securities, or any premium payable on such debt security;

     - adversely affect the right of any holder of debt securities to repayment of such debt security at the holder's option;

     - change the place, or the currency, for payment of principal of (or premium, if any) such debt security;

     - impair the right to institute suit for enforcement of any payment on or with respect to such debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to such debt security;

     - reduce the amount of debt securities whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

     - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

     The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Operating Partnership's compliance with certain covenants of the indenture.

     Modifications and amendments of the indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

     - to evidence the succession of another person to the Operating Partnership or any guarantor under the indenture;

     - to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the indenture;

     - to add events of default for the benefit of the holders of all or any series of debt securities;

     - to add or change any provisions of the indenture to facilitate the issuance of the debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of any debt securities in any material respect;

     - to secure the debt securities or guarantees;

     - to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

     - to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series or any related guarantees in any material respect; or

     - to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge, legal defeasance, or covenant defeasance of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities in any material respect.

     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the debt securities of a series, debt securities of each series owned by the Operating Partnership or any other obligor upon such debt securities or any affiliate of the Operating Partnership or of such other obligor will be disregarded.

     The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the Holders of 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

     Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of such series affected thereby:

     - there shall be no minimum quorum requirement for such meeting; and

     - the principal amount of the outstanding debt securities of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Legal Defeasance and Covenant Defeasance. Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership may elect:

     - to be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) ("legal deafeasance"); or

     - to be released from compliance with the covenants in the indenture ("covenant defeasance").

     The Operating Partnership will be so discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal (and premium, if any) and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those debt securities.

     This trust may only be established if, among other things:

     - the Operating Partnership has delivered to the trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal, income tax law occurring after the date of the indenture;

     - if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on such date;

     - such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound; and

     - no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

     "Government Obligations" means securities which are:

     - direct obligations of the United States of America, for the payment of which obligations its full faith and credit is pledged; or

     - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any amount received by the custodian.

     Covenant Defeasance and Events of Default. In the event the Operating Partnership exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, the Operating Partnership will remain liable for those payments.

                          DESCRIPTION OF COMMON STOCK

     Our Charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of November 30, 1998, we had 85,874,513 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of the Charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in the Charter or otherwise permitted by the Board of Directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see "-- Preferred Stock"), and to the provisions of the Charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter or as otherwise permitted by the Board of Directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the Board of Directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

     Under the Maryland General Corporation Law (the "MGCL"), stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see
"-- Preferred Stock") to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

     Subject to the provisions of our Charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter, or as otherwise permitted by the Board of Directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our Charter does not provide for a lesser percentage in any of the above situations.

     Our Charter authorizes the Board of Directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The transfer agent and registrar for our common stock is BankBoston, N.A., an affiliate of First National Bank of Boston.

                         DESCRIPTION OF PREFERRED STOCK

     Our Charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 4,600,000 shares are of a separate class designated as Series A Preferred Stock, 1,300,000 shares are of a separate class designated as Series B Preferred Stock and 2,200,000 shares are of a separate class designated as Series C Preferred Stock. The Series B Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series B Preferred Units. The Series C Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for 8 3/4% Series C Cumulative Redeemable Preferred Units (the "AMB Property II Series C Preferred Units") of AMB Property II, L.P. ("AMB Property II") that AMB Property II issued to an institutional investor on November 24, 1998. The Company owns 100% of the common stock of AMB Property Holding Corporation, which has an approximate 1% general partnership interest in AMB Property II. The Operating Partnership has an approximate 99% limited partnership interest in AMB Property
II. As of November 30, 1998, we had 4,000,000 shares of Series A Preferred Stock issued and outstanding. As of the same date, we had 1,300,000 shares of Series B Preferred Stock and 2,200,000 shares of Series C Preferred Stock reserved for issuance but not issued or outstanding.

     The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. This summary and the summary included in the relevant prospectus supplement are not complete. For more detail you should refer to the applicable provisions of our Charter (including the applicable Articles Supplementary) and Bylaws. Our Charter and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and the applicable Articles Supplementary will be filed as an exhibit to this registration statement or incorporated by reference in this registration statement by a Form 8-K.

GENERAL

     We may issue preferred stock from time to time, in one or more classes, as authorized by the Board of Directors. Prior to the issuance of shares of each class of preferred stock, subject to the provisions of our Charter regarding the restrictions on transfer of stock, the Board of Directors is required by the MGCL and our Charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

     Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class of preferred stock will be described in the prospectus supplement relating to that class, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants. The description of preferred stock set forth below and the description of the terms of a particular class of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the Articles Supplementary relating to that class.

     The preferences and other terms of the preferred stock of each class will be fixed by the Articles Supplementary relating to the class. A prospectus supplement relating to each class of preferred stock will specify the following terms:

     - The title and stated value of the preferred stock;

     - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

     - Whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

     - The provision for a sinking fund, if any, for the preferred stock;

     - The provision for redemption, if applicable, of the preferred stock;

     - Any listing of the preferred stock on any securities exchange;

     - The terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

     - A discussion of any material federal income tax considerations applicable to the preferred stock;

     - Any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

     - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     - Any limitations on issuance of any class of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

     - Any voting rights of the preferred stock.

RANK

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

     - senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities shall rank junior to the preferred stock;

     - junior to all equity securities that we issue which rank senior to the preferred stock; and

     - on a parity with all equity securities that we issued other than those that are referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of shares of the preferred stock of each class will be entitled to receive, when, as and if authorized and declared by our Board of Directors, out of our assets legally available for payment, cash dividends at the rates and on the dates as we will set forth in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates that the Board of Directors will fix.

     Dividends on any class of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class of preferred stock for which dividends are noncumulative, then the holders of the class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the class are declared or paid for any future period.

     Unless full cumulative dividends on the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or any of our other equity securities ranking junior to the series or class of preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any of our other equity securities ranking as to distributions or upon our voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series or class of preferred stock, nor will any common stock or any of our other equity securities ranking junior to or on a parity with the class of preferred stock as to dividends or upon our voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for our other equity securities ranking junior to the class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for full payment is not so set apart) upon the class of preferred stock and any other equity securities ranking as to dividends on a parity with the class of preferred stock, all dividends declared upon the series or class of preferred stock and any of our other equity securities ranking on a parity with the class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of the series or class of preferred stock and each other equity securities will in all cases bear to each other the same ratio that accumulated dividends per share of the series or class of preferred stock and the other equity securities (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series or class of preferred stock which may be in arrears.

     Any dividend payment that we make on shares of a class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

REDEMPTION

     If we so provide in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in the prospectus supplement.

     The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no such preferred stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of the applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

     Notwithstanding the foregoing, if the class of preferred stock has a cumulative dividend, unless full cumulative dividends on all outstanding shares of the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not redeem any shares of the class of preferred stock unless we simultaneously redeem all outstanding shares of the class of preferred stock; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of the series or class of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the class of preferred stock. In addition, unless full cumulative dividends on all outstanding shares of the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not purchase or otherwise acquire directly or indirectly any shares of such class of preferred stock or any of our equity securities ranking junior to or on a parity with such class of preferred stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to such class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up).

     The foregoing provisions will not prevent us from acquiring shares of preferred stock pursuant to the provisions of the applicable Articles Supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT for federal income tax purposes. See "Restrictions on Ownership and Transfer of Capital Stock."

     If we redeem fewer than all of the outstanding shares of a class of preferred stock, we will select the shares that we will redeem pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If this redemption is to be by lot and, as a result of the redemption, any holder of shares of the class of preferred stock would become a holder of a number of shares of the class of preferred stock in excess of the ownership limit because we did not redeem the holder's shares of the class of preferred stock, or we only redeemed those shares in part, then, except as otherwise provided in our Charter, we will redeem the requisite number of shares of the series or class of preferred stock of the holder such that no holder will hold in excess of the ownership limit subsequent to the redemption. See "Restrictions on Ownership and Transfer of Capital Stock."

     We will give notice of redemption by publication in a newspaper of general circulation in The City of New York. This publication will be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give notice or any defect in notice or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the series or class of preferred stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

     - the redemption date;

     - the redemption price;

     - the number of shares of the class of preferred stock to be redeemed;

     - the place or places where the certificates evidencing shares of the series or class of preferred stock are to be surrendered for payment of the redemption price; and

     - that dividends on the class of preferred stock to be redeemed will cease to accumulate on the redemption date. If we will redeem fewer than all the shares of the class of preferred stock held by any holder, the notice that we mail to the holder will also specify the number of shares of the class of preferred stock that we will redeem from the holder.

     The holders of shares of a class of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of the class of preferred stock held on the corresponding dividend payment date notwithstanding the redemption of the shares between the dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of any class of preferred stock to be redeemed.

     Subject to applicable law and the limitation on purchases when dividends on a class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of the class of preferred stock in the open market, by tender or by private agreement.

LIQUIDATION PREFERENCE

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the class of preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the class of preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be considered a liquidation, dissolution or winding up.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of such class of preferred stock and the corresponding amounts payable on all shares of other classes of our equity securities ranking on a parity with the class of preferred stock as to liquidation rights, then the holders of the class of preferred stock and all other such classes of equity securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the MGCL, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the class of preferred stock, whose preferential rights upon dissolution are superior to those receiving the distribution.

VOTING RIGHTS

     Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as we indicate in the applicable prospectus supplement.

     Unless provided for otherwise by any class of preferred stock, so long as any shares of preferred stock of a class remain outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of such outstanding shares, given in person or by proxy, either in writing or at a meeting (the class voting separately as a class) do any of the following:

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized stock into shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any stock; or

     - amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the class of preferred stock or the holders of such class.

So long as shares of the class of preferred stock (or shares issued by a surviving entity in substitution for the class of preferred stock) remain outstanding with their terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of an event set forth in the second bullet point above will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such class of preferred stock. Additionally, any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the amount of authorized series or class of preferred stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to such series or class of preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the act with respect to which such vote would otherwise be required, we have redeemed or called for redemption upon proper notice and deposited sufficient funds in trust.

CONVERSION RIGHTS

     We will specify in the applicable prospectus supplement the terms and conditions upon which any shares of any class or series of preferred stock are convertible into common stock. The terms will include:

     - the number of shares of common stock into which the shares of preferred stock are convertible;

     - the conversion price (or method for calculating the conversion price);

     - the conversion period;

     - provisions regarding whether conversion will be at the option of the holders of the class of preferred stock or the Operating Partnership;

     - the events requiring an adjustment of the conversion price; and

     - provisions affecting conversion in the event of the redemption of the class of preferred stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for the Company to qualify as a REIT under the Code, the Company's capital stock is subject to certain restrictions on ownership and transfer. See "Restrictions on Ownership and Transfer of Capital Stock."

TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursing agent for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is BankBoston, N.A. We will specify in the applicable prospectus supplement the transfer agent, registrar and dividend disbursing agent for any other class of preferred stock.

DESCRIPTION OF SERIES A PREFERRED STOCK

     The Series A Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series A Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series A Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series B Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series A Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series A Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series A Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series A Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series A Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the Series A Preferred Stock prior to July 27, 2003. On and after July 27, 2003, we can redeem the Series A Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series A Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series A Preferred Stock have no voting rights, except as described below. If we do not pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series A Preferred Stock (the Series A Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series A Preferred Stock;

     - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock; or

     - amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series A Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series A Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series A Preferred Stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series A Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     In accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"), we contributed the net proceeds of the sale of the Series A Preferred Stock to the Operating Partnership and the Operating Partnership issued to us Series A Preferred Units that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Operating Partnership is required to make all required distributions on the Series A Preferred Units prior to any distribution of cash or assets to the holders of any other Units or any other equity interests in the Operating Partnership, except for any other series of preferred Units ranking on a parity with the Series A Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership. The Operating Partnership has no preferred Units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other Units or any other equity interests in the Operating Partnership.

DESCRIPTION OF SERIES B PREFERRED STOCK

     We currently have no shares of Series B Preferred Stock issued or outstanding. The Series B Preferred Stock is issuable upon exchange of the Series B Preferred Units, as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred Units -- Exchange Rights." The Series B Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series B Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series B Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     If ever issued, the Series B Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of Series B Preferred Stock). Dividends on the Series B Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series B Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series B Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series B Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series B Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the Series B Preferred Stock and our assets are insufficient to make full payment to holders of the Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series C Preferred Stock) then the holders of the Series B Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series B Preferred Stock prior to November 12, 2003. On and after November 12, 2003, we can redeem the Series B Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series B Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series B Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock (the Series B Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series B Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series B Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series B Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series B Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series B Preferred Stock other preferred stock having substantially the same terms and rights as the Series B Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series B Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have granted certain registration rights with respect to any shares of Series B Preferred Stock that we may issue upon exchange of the Series B Preferred Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred
Units -- Registration Rights."

DESCRIPTION OF SERIES C PREFERRED STOCK

     We currently have no shares of Series C Preferred Stock issued or outstanding. The Series C Preferred Stock is issuable upon exchange of the AMB Property II Series C Preferred Units. The AMB Property II Series C Preferred Units are exchangeable in whole at any time on or after November 24, 2008, at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series C Preferred Stock. In addition, the AMB Property II Series C Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if:

     - any AMB Property II Series C Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB Property Holding Corporation, the general partner of AMB Property II, or one of its subsidiaries takes the position, and a holder or holders of AMB Property II Series C

     - Preferred Units receive an opinion of independent counsel that AMB Property II is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The AMB Property II Series C Preferred Units are exchangeable in whole for shares of Series C Preferred Stock at any time after November 24, 2001 and prior to November 24, 2008 at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the AMB Property II Series C Preferred Units at that time would not cause the AMB Property II Series C Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of AMB Property II Series C Preferred Units is an "investment company" under the Code.

     The AMB Property II Series C Preferred Units are also exchangeable in whole at any time for shares of Series C Preferred Stock, if initial purchasers of the AMB Property II Series C Preferred Units holding 51% of all outstanding AMB Property II Series C Preferred Units determine, (regardless of whether held by the initial purchasers) if:

     - AMB Property II reasonably determines that the assets and income of AMB Property II for a taxable year after 1998 would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT; or

     - any holder of AMB Property II Series C Preferred Units delivers to AMB Property II and AMB Property Holding Corporation an opinion of independent counsel to the effect that (based on the assets and income of AMB Property II for a taxable year after 1998) AMB Property II would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT and that such failure would create a meaningful risk that a holder of AMB Property II Series C Preferred Units would fail to maintain qualification as a REIT.

     In lieu of an exchange for Series C Preferred Stock, AMB Property II may redeem AMB Property II Series C Preferred Units for cash in an amount equal to the original capital account balance of the holder of AMB Property II Series C Preferred Units. A holder of AMB Property II Series C Preferred Units will not be entitled to exchange the units for Series C Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The Series C Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series C Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series C Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series B Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the Series C Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.75% of the liquidation preference per annum (equivalent to $4.375 per annum per share of Series C Preferred Stock). Dividends on the Series C Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series C Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series C Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series C Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock), all dividends declared upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series C Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series C Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series C Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock and our assets are insufficient to make full payment to holders of the Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series B Preferred Stock) then the holders of the Series C Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series C Preferred Stock prior to November 24, 2003. On and after November 24, 2003, we can redeem the Series C Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series C Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series C Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series C Preferred Stock (the Series C Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series C Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series C Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series C Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series C Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock or preferred shares having substantially the same terms and rights as the Series C Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series C Preferred Stock, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of Series C Preferred Stock issuable to the holders of AMB Property II Series C Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II Series C Preferred Units are exchanged for shares of Series C Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of a class of preferred stock represented by depositary shares pursuant to a separate deposit agreement among the Company, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the class of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipt are summaries of certain anticipated provisions. These summaries are not complete and may be modified by the applicable prospectus supplement. For more detail you should refer to the deposit agreement itself, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference in this registration statement by a Form 8-K.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property that it receives to the record holders of depositary receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into shares in excess of the ownership limit or otherwise converted or exchanged.

WITHDRAWAL OF STOCK

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted, or converted into Excess Shares (defined under "Restrictions on Ownership and Transfer of Capital Stock") or otherwise), the holders will be entitled to delivery at the corporate trust office, or upon each such holder's order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be
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

withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of the depositary shares representing shares of such class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding portion of the redemption price and any other amounts per share payable with respect to such class or series of preferred stock. If we redeem fewer than all the depositary shares, the depositary shares we will select the depositary shares that we will redeem pro rata (as nearly as may be practicable without creating fractional depositary shares), by lot or by any other equitable method that we determine that will not result in the issuance of any Excess Shares.

     From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption upon surrender of the depositary receipts to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of a class of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such class of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for such class of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of such class or series of preferred stock represented by the depositary shares in accordance with such instructions, and we will agree to take all reasonable action which the preferred stock depositary may deem necessary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by the depositary receipt as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

     The depositary shares, as such, will not be convertible into common stock or any other securities or property, except in connection with certain exchanges in connection with the preservation of our status as a REIT. See "Restrictions on Ownership and Transfer of Capital Stock." Nevertheless, if stated in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the applicable preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of a class or series of preferred stock (including Excess Shares) or other shares of stock, and we have agreed that upon receipt of these instructions and any amounts payable, we will cause the conversion of the shares of preferred stock utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If we convert only a portion of depositary shares evidenced by a depositary receipt, we will issue a depositary receipt or receipts for any depositary shares that we do not covert. We will not issue fractional shares of common stock upon conversion, and if conversion will result in a fractional share, we will pay an amount in cash by equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

     The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment will impair the right, subject to certain anticipated exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class of preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended.

     We may terminate the deposit agreement upon not less than 30 days prior written notice to the preferred stock depositary if such termination is necessary to preserve our status as a REIT or a majority of each class or series of preferred stock subject to the deposit agreement consents to termination, at which time the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares. In addition, the deposit agreement will automatically terminate if:

     - we have redeemed all outstanding depositary shares;

     - there shall have been a final distribution in respect of each class or series of preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the depositary receipts evidencing the depositary shares representing such class or series of preferred stock; or

     - each share of the related preferred stock shall have been converted into our stock which is not represented by depositary shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of our duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company with its principal office in the United States and a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related preferred stock.

     We will not be liable, and the preferred stock depositary will not be liable, if we are prevented or it is prevented from or delayed in, by law or any circumstances beyond its or our control, performing the obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, and the preferred stock depositary will not be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We may rely on, and the preferred stock depositary may rely on, written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons that we believe in good faith to be competent to give such information, and on documents that we believe in good faith to be genuine and signed by a proper party.

     If a preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and from us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received by us.

                            DESCRIPTION OF WARRANTS

     We currently have no warrants outstanding (other than options issued under our Stock Option and Incentive Plan). We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any other securities offered pursuant to any prospectus supplement and warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which we are delivering this prospectus, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

     - the designation and terms of any securities with which the warrants are issued and the number of any warrants issued with each such security;

     - the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of the warrants as may be appropriate to preserve our status as a REIT;

     - the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

            RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for us to qualify as a REIT under the Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because our Board of Directors believes it is desirable for us to qualify as a REIT, our Charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of either our issued and outstanding common stock or our issued and outstanding Series A Preferred Stock. We will also prohibit the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock. The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, Series A Preferred Stock or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, Series A Preferred Stock or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, Series A Preferred Stock or capital stock, as the case may be, and thereby subject the common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the applicable ownership limit. The Board of Directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and the Board of Directors otherwise decides such action would be in our best interest. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status. The Board of Directors has waived the ownership limit applicable to our common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of our common stock and, under some circumstances, allowing it to own up to 19.6%. However, we conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which we believed were reasonably necessary in order for us to conclude that the waiver would not cause us to fail to qualify as a REIT.

     Our Charter also provides that:

     - no person may actually or constructively own common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

     - no person may transfer common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

     - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our Charter, which requires the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

     Under our Charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our Board of Directors or the other restrictions in the Charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "Excess Shares"). Under those circumstances, the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit (the "Prohibited Owner") will cease to own any right or interest) in the Excess Shares. Any Excess Shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us (the "Beneficiary"). This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the Excess Shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our Board of Directors, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the Excess Shares or the sales proceeds received by the trust for the Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the applicable market price of the Excess Shares as of the date of the event or the sales proceeds received by the trust for the Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner will be distributed to the Beneficiary. Prior to a sale of any Excess Shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by us with respect to the Excess Shares, and also will be entitled to exercise all voting rights with respect to the Excess Shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the Prohibited Transferee or Prohibited Owner any dividend or other distribution before we discover that the shares were transferred to the trust, the Purported Transferee or Prohibited Owner will be required to repay the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our Charter or imposed by the Board of Directors, then our Charter provides that the transfer of the Excess Shares will be void ab initio.

     In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our Charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under our Charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of common stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in the Charter or required by the Board of Directors.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                           OF OUR CHARTER AND BYLAWS

     We have summarized certain terms and provisions of the MGCL and our Charter and Bylaws. This summary is not complete and is qualified by the provisions of our Charter and Bylaws, and the MGCL. For more detail, you should refer to our Charter and Bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

BOARD OF DIRECTORS

     The Charter provides that the number of our directors shall be established by the Bylaws, but cannot be less than the minimum number required by the MGCL, which in the case of the Company is three. Our Bylaws currently provide that the Board of Directors consists of not fewer than five nor more than 13 members who are elected to a one-year term at each annual meeting of our stockholders. A majority of the entire Board of Directors may fill any vacancy (except for a vacancy caused by removal). Our Bylaws provide that a majority of the Board of Directors must be "Independent Directors." An "Independent Director" is a director who is not:

     - an employee, officer or affiliate of us or one of our subsidiaries or divisions,

     - a relative of a principal executive officer, or

     - an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's fees.

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

REMOVAL OF DIRECTORS

     While our Charter and the MGCL empower our stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, our Charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our Charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of Series A Preferred Stock and any holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The MGCL does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     We have elected in our Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our Bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO OUR CHARTER AND BYLAWS

     Our Charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class. Our Bylaws may be amended by the vote of a majority of the Board of Directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following Bylaw provisions (each of which requires the approval of a majority of the shares of capital stock entitled to vote on the amendment):

     - provisions opting out of the control share acquisition statute;

     - the requirement in our Bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

     - provisions governing amendment of our Bylaws.

MEETINGS OF STOCKHOLDERS

     Our Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact other business as may properly be brought before the meeting. The President, the Board of Directors and the Chairman of the Board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

     The MGCL provides that stockholders may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting, if each stockholder entitled to vote on the matter signs the consent setting forth the action and each stockholder entitled to notice of the meeting but not entitled to vote at the meeting signs a written waiver of any right to dissent.

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

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to the notice of the meeting;

     - by or at the direction of the Board of Directors; or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

     Our Bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

     The provisions in our Charter regarding amendments to the Charter and the advance notice provisions of our Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, we may be dissolved by the affirmative vote of a majority of the entire Board of Directors declaring dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders. We may also be dissolved, upon proper notice, by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     Our officers and directors are indemnified under the MGCL, our Charter and the Partnership Agreement against certain liabilities. Our Charter and Bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our Charter contains this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

     - it is proved that the person actually received an improper personal benefit in money, property or services,

     - a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or

     - in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful.

     This provision does not limit our ability or our stockholders to obtain other relief, such as an injunction or rescission. The Partnership Agreement also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our Charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our Charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Our Exculpation and Indemnification."

     Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. We are the sole general partner of the Operating Partnership and owned, as of November 30, 1998, an approximate 95.1% interest in the Operating Partnership. As the sole general partner, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership Units is also applicable to Performance Units, and holders of Performance Units will be treated as limited partners. We have summarized certain terms and provisions of the Partnership Agreement. This summary is not complete and is qualified by the provisions of the Partnership Agreement. For more detail, you should refer to the Partnership Agreement itself, which we have filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

     Holders of limited partnership Units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of general partnership Units (the "GP Units") held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common Units, and the distributions that we pay per share of Series A Preferred Stock, any Series B Preferred Stock and any Series C Preferred Stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the Series A Preferred Units, the Series B Preferred Units and any Series C Preferred Units, respectively. The Units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock, Series B Preferred Stock and Series C Preferred Stock that we may issue upon exchange of the common Units, Series B Preferred Units and AMB Property II Series C Preferred Units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Uniform Limited Partnership Act (the "Partnership Act"). The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership, except for investment advisory services (which we conduct through AMB Investment Management, Inc. ("AMB Investment Management")) and certain other activities that we conduct through Headlands Realty Corporation. The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (representing approximately 95% of the economic interest in each entity). Certain of our executive officers and an officer of AMB Investment Management own all of the outstanding voting common stock of AMB Investment Management (representing approximately 5% of the economic interest in AMB Investment Management). Certain of our executive officers and a director of Headlands Realty Corporation own all of the outstanding voting common stock of Headlands Realty Corporation (representing approximately 5% of the economic interest in Headlands Realty Corporation). We refer to AMB Investment Management and Headlands Realty Corporation as the "Preferred Stock Subsidiaries."

     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Partnership Act may lawfully conduct, except that the Partnership Agreement requires of the Operating Partnership to conduct its business in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

     We have the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledged in the Partnership Agreement that as general partner, we are acting on behalf of the Operating Partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We intend to make decisions in our capacity as general partner of the Operating Partnership so as to maximize our profitability and the profitability of the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership.

     Limited partners of the Operating Partnership have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, as amended, its operation as a REIT and activities that are incidental to these activities (including ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, the Preferred Stock Subsidiaries or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets. In the exercise of our power and authority under the Partnership Agreement, we may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest, whether direct or indirect.

OUR REIMBURSEMENT; TRANSACTIONS WITH US AND OUR AFFILIATES

     We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to our activities as general partner, our continued existence and qualification as a REIT and all other liabilities that we incur in connection with the pursuit of our business and affairs. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership's books and records, management of the Operating Partnership's property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Partnership Agreement, however, our affiliates will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.

OUR EXCULPATION AND INDEMNIFICATION

     The Partnership Agreement generally provides that we, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no liability for the loss of any limited partner's capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership's consultants, contractors or agents and we have no obligation other than to use good faith in the selection of all contractors, consultants and agents. We may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that we select. An opinion by a consultant on a matter that we believe is within the consultant's professional or expert competence is considered to be complete protection as to any action that we take or fail to take based on the opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:

     - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

     - the indemnified person actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, as general partner we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for Units (with an estimated aggregate value of approximately $253.7 million), not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides that the Operating Partnership will make quarterly distributions of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any preferred Units are outstanding, the Operating Partnership will pay distributions to holders of preferred Units in accordance with the rights of each class of preferred Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither the Company nor the limited partners are currently entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

SERIES A PREFERRED UNITS

     In connection with the sale of the Series A Preferred Shares, we received Series A Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Series A Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series A Preferred Units;

     - junior to all Units which rank senior to the Series A Preferred Units;
       and

     - on a parity with the Series B Preferred Units, any Series C Preferred Units that the Operating Partnership may issue to us (see "-- Series C Preferred Units") and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series A Preferred Units.

     We receive preferred distributions of cash and preferred allocations of income on the Series A Preferred Units in an amount equal to the dividends payable by us on the Series A Preferred Stock. If we acquire any Series B Preferred Units from the holders pursuant to the exercise of their exchange rights, or if the Operating Partnership issues any Series C Preferred Units to us, we will receive preferred distributions of cash and preferred allocations of income on the Series B Preferred Units or Series C Preferred Units in an amount equal to the dividends payable by us on the Series B Preferred Stock or Series C Preferred Stock. See "-- Series C Preferred Units."

     As a consequence, we will receive distributions from the Operating Partnership sufficient to pay dividends on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units) receives a distribution. In addition, if necessary, income will be specially allocated to us and losses will be allocated to the other partners of the Operating Partnership in amounts necessary to ensure that, to the extent possible, the balance in our capital account will at all times be equal to or in excess of the amount payable by us on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock upon liquidation or redemption. See "Certain Federal Income Tax
Considerations -- Tax Aspects of the Operating Partnership and the Joint Ventures -- Allocations of Operating Partnership Income, Gain, Loss and Deduction."

SERIES B PREFERRED UNITS

     General. The Series B Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating
Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series B Preferred Units;

     - junior to all Units which rank senior to the Series B Preferred Units;
       and

     - on a parity with the Series A Preferred Units, any Series C Preferred Units and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series B Preferred Units.

     Subject to the rights of holders of parity preferred Units (including the Series A Preferred Units and any Series C Preferred Units), holders of the Series B Preferred Units are entitled to receive, when, as and if declared by the Operating Partnership, acting through us as general partner, cumulative preferential cash distributions in an amount equal to 8 5/8% per annum on an amount equal to $50.00 per Series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

     Exchange Rights. The Series B Preferred Units are exchangeable in whole at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series B Preferred Stock. In addition, the Series B Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series B Preferred Units if:

     - any Series B Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - we or one of our subsidiaries take the position, and a holder or holders of Series B Preferred Units receive an opinion of independent counsel that the Operating Partnership is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The Series B Preferred Units are exchangeable in whole for shares of Series B Preferred Stock at any time after November 12, 2001 and prior to November 12, 2008 at the option of 51% of the holders of all outstanding Series B Preferred Units if those holders deliver to us as general partner a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series B Preferred Units at that time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of Series B Preferred Units is an "investment company" under the Code.

     With certain limitations, the Series B Preferred Units are also exchangeable in whole at any time for shares of Series B Preferred Stock (regardless of whether held by the initial purchaser) if:

     - the initial purchaser of the Series B Preferred Units reasonably concludes that there exists an imminent and substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year;

     - the initial purchaser of the Series B Preferred Units delivers to us an opinion to the effect that there is a substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year; and

     - we, as the general partner, agree with the conclusions in the bullet points above; provided, that we may not unreasonably withhold our agreement.

     In lieu of an exchange for Series B Preferred Stock, we may elect to cause the Operating Partnership to redeem Series B Preferred Units for cash in an amount equal to the original capital account balance of the Series B Preferred Units plus all accrued and unpaid distributions to the date of redemption. A holder of Series B Preferred Units will not be entitled to exchange the Units for Series B Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."

     Redemption. On or after November 12, 2003, the Operating Partnership has the right to redeem the Series B Preferred Units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per Series B Preferred Unit. The Operating Partnership must pay the redemption price solely out of the sale proceeds of our capital stock or interests in the Operating Partnership and from no other source. The Operating Partnership may not redeem fewer than all of the Series B Preferred Units unless the Operating Partnership has paid all accumulated and unpaid distributions on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     Limited Approval Rights. For so long as any Series B Preferred Units are outstanding, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time, the Operating Partnership may not:

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the Series B Preferred Units;

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the Series B Preferred Units, but only to the extent that such securities are issued to an affiliate of the Operating Partnership, other than us to the extent that the issuance is to allow us to issue corresponding shares of Series B Preferred Stock to persons who are not affiliates of the Operating Partnership; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units. So long as the Operating Partnership is the surviving entity and the Series B Preferred Units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the Series B Preferred Units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

     Other than as discussed above or elsewhere in this prospectus, the holders of Series B Preferred Units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

     Liquidation Preference. The distribution and income allocation provisions of the Partnership Agreement have the effect of providing each Series B Preferred Unit with a liquidation preference to each holder of such Units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any Series A Preferred Units and any Series C Preferred Units.

     Registration Rights. We have agreed to file a registration statement registering the resale of the shares of Series B Preferred Stock issuable to the holders of Series B Preferred Units as soon as practicable but not later than 60 days after the date the Series B Preferred Units are exchanged for shares of Series B Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

SERIES C PREFERRED UNITS

     As described under "Description of Capital Stock -- Preferred
Stock -- Series C Preferred Stock," holders of AMB Property II Series C Preferred Units may exchange their units for shares of our Series C Preferred Stock. If we issue Series C Preferred Stock, we will:

     - contribute 99% of the AMB Property II Series C Preferred Units to the Operating Partnership in exchange for Series C Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series C Preferred Stock; and

     - contribute 1% of the AMB Property II Series C Preferred Units to AMB Property Holding Corporation.

     Any Series C Preferred Units will rank on a parity with the Series A Preferred Units and Series B Preferred Units. As a consequence, we would receive distributions from the Operating Partnership that we would use to pay dividends on any Series C Preferred Stock and the Series A Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units).

COMMON LIMITED PARTNERSHIP UNITS

     Redemption/Exchange Rights

     Holders of common Units have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable Unit holders), to require the Operating Partnership to redeem part or all of their common Units for cash (based upon the fair market value of an equivalent number of shares of common stock at the time of redemption) or we may, in our sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our Charter) elect to exchange those common Units for shares of common stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). See "Redemption/Exchange of Common Units for Common Stock." We presently anticipate that we will elect to issue shares of common stock in exchange for common Units in connection with each redemption request, rather than having the Operating Partnership pay cash. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption/exchange right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the Board of Directors, assuming common stock was issued in the exchange. Holders of Performance Units also have limited redemption/exchange rights, as discussed under the caption "-- Performance Units" below.

     Registration Rights

     We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common Units or otherwise. We have agreed to file and generally keep continuously effective generally beginning on or as soon as practicable after one year after issuance of common Units a registration statement covering the issuance of shares of common stock upon exchange of the Units and the resale of the shares. In addition, we have agreed to file a registration statement covering shares of common stock issuable upon exchange of Performance Units. We may also agree to provide registration rights to any other person who may become an owner of Units, provided the person provides us with satisfactory undertakings. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Common Stock." We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities law and state Blue Sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of our common stock after November 26, 1998 (the first anniversary of our initial public offering), certain of our officers, in their capacity as limited partners of the Operating Partnership, may receive performance units ("Performance Units") as of each of February 26, May 26, August 26 and November 26, 1999. The Performance Units are similar to common Units in many respects, including the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with common Units, and certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem the Performance Units for cash or, at the Company's option, to exchange the Performance Units for shares of common stock. Any redemption rights with respect to Performance Units, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of common stock) after the issuance of the Performance Units. If there is no increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

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

     Immediately prior to our initial public offering, certain investors owned assets that were subject to advisory agreements with AMB Institutional Realty Advisors, Inc. containing an incentive fee provision or a "catch up adjustment." We refer to these investors as "Performance Investors." If officers receive Performance Units, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. If any of our GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of shares of common stock (the "Performance Shares") will be transferred to us by the applicable Performance Investors. Accordingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units.

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF OUR INTERESTS; TREATMENT OF LIMITED PARTNERSHIP UNITS IN SIGNIFICANT TRANSACTIONS

     The limited partners may not remove us as general partner, with or without cause, other than with our consent. The Partnership Agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of a majority in interest of the limited partners other than the preferred limited partners. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of limited partnership Units other than preferred Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share in consideration of one share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of limited partnership Units other than preferred Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its Units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Any Performance Units issued will also have the benefit of these provisions, irrespective of the capital account then applicable to the Performance Units.

     A Termination Transaction may also occur if the following conditions are met:

     - substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

     - the holders of common Units, including the holders of any Performance Units issued, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

     - the rights, preferences and privileges of the holders in the surviving partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described in this prospectus); and

     - such rights of the common limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following:

      - the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

      - the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of the securities and the common stock.

     Our Board of Directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners as of the time of the Termination Transaction and, to the extent applicable, the values will be no less favorable to the holders of common Units than the relative values reflected in the terms of the Termination Transaction.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares (as defined under "-- Performance Units") will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction.

DUTIES AND CONFLICTS

     Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements described under "Risk Factors -- Conflicts of Interest -- Some of Our Executive Officers are Involved in Other Real Estate Activities and Investments," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     As general partner, we may call meetings of the limited partners of the Operating Partnership, on our own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to the Units will have no voting rights with respect to the Units, even if the transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units entitled to vote. Generally, the Partnership Agreement may be amended with our approval, as general partner, and partners (including us, but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than the preferred limited partners. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things:

     - add to our obligations as general partner or surrender any right or power granted to us as general partner;

     - reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement;

     - establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement;

     - reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law; or

     - satisfy any requirements of federal, state or local law.

     We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the Partnership Agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things,

     - convert a limited partner's interest into a general partner's interest;

     - modify the limited liability of a limited partner;

     - alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

     - alter the limited partner's redemption right.

     These protections apply to both holders of common Units and holders of Performance Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of AMB Institutional Realty Advisors to receive Performance Units.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for federal or state income tax purposes may be taken or rejected by the Operating Partnership in our sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by us and the Operating Partnership, the Operating Partnership's federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information the disclosure of which we in good faith believe is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations regarding the Company is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins. The tax treatment of a holder of any of the securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his or her particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of securities. We will provide certain federal income tax considerations relevant to holders of the securities in the prospectus supplement relating to those securities.

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

     YOU ARE ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS YOUR TAX ADVISOR, REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND SALE OF OUR SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depends upon our ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See
"-- Failure to Qualify."

     The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and these rules and these regulations. Latham & Watkins has acted as tax counsel to the Company in connection with the IPO, subsequent offerings of Common Stock, and the Company's election to be taxed as a REIT.

     Unless we specify otherwise in the applicable prospectus supplement, as a condition to the closing of each offering of equity securities by the Company, our tax counsel will render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that each such opinion will be based on various factual assumptions relating to our organization and operation, including matters relating to the Operating Partnership and the Preferred Stock Subsidiaries, and will be conditioned upon certain representations to be made by us as to factual matters. Our tax counsel has no obligation to update any such opinion subsequent to its date. In addition, such opinions will be based upon our factual representations as set forth in this prospectus and any applicable prospectus supplement or supplements, and assume that the actions described in this prospectus and any such supplement or supplements will be completed by us in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the our ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, we cannot assure you that the actual results of our operation during any particular taxable year will satisfy such requirements. See
"-- Failure to Qualify." Further, the anticipated income tax treatment described in the prospectus or in any prospectus supplement or supplements may be changed, perhaps retroactively, by legislation, administrative or judicial action at any time.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows:

     First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     Second, we may be subject to the "alternative minimum tax" on our items of tax preference under certain circumstances.

     Third, if we have (a) net income from the sale or other disposition of "foreclosure property" (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

     Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

     Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect our profitability, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements.

     Sixth, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

     Seventh, if we acquire any asset (a "Built-In Gain Asset") from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of Built-In Gain assume that we will make an election pursuant to IRS Notice 88-19.

     Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

     (1) that is managed by one or more trustees or directors;

     (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

     (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

     (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

     (5) that is beneficially owned by 100 or more persons;

     (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

     (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

     We believe that we have satisfied each of the above conditions. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in "Description of Capital
Stock -- Restrictions on Ownership and Transfer of Capital Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "-- Failure to Qualify."

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

     Termination of S Status. Prior to its merger into the Company in connection with our formation transactions, AMB Institutional Realty Advisors, Inc. believed that it validly elected to be taxed as an S corporation and that such election had not been revoked or otherwise terminated (except as provided below). In order to allow us to become a REIT, AMB Institutional Realty Advisors, Inc. revoked its S election shortly before its merger into the Company. If AMB Institutional Realty Advisors, Inc. was not an S corporation in 1997 (the calendar year in which our formation transactions occurred), we likely would not qualify as a REIT for our taxable year ended December 31, 1997 and perhaps subsequent years. See "-- Failure to Qualify." In connection with our initial public offering, Latham & Watkins rendered an opinion regarding AMB Institutional Realty Advisors, Inc.'s federal income tax status as an S corporation, which opinion was based upon certain representations made by AMB Institutional Realty Advisors, Inc. as to factual matters and upon the opinion of counsel for certain shareholders of AMB Institutional Realty Advisors, Inc., with respect to matters relating to the tax status of such shareholders.

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, IRS regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of these items for any partnership in which it owns an interest) are treated as our assets and items of income for purposes of applying the requirements described in this prospectus (including the income and asset tests described below). We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "-- Tax Aspects of the Operating Partnerships and the Joint Ventures." We have direct control of the Operating Partnership and will continue to operate it consistent with the requirements for qualification as a REIT. However, we are a limited partner or non-managing member in certain of our joint ventures. If a joint venture takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, we may be forced to dispose of our interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT. The Company owns 100% of the stock of two subsidiaries that are qualified REIT subsidiaries (each, a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to our income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and our ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of our total assets, as described below under "-- Asset Tests."

     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     - the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the interests in such tenant (a "Related Party Tenant");

     - if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

     - for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

     We do not and will not, and as general partner of the Operating Partnership, will not permit the Operating Partnership to:

     - charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

     - rent any property to a Related Party Tenant;

     - derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); or

     - perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom we derive no revenue.

     NOTWITHSTANDING THE FOREGOING, WE MAY HAVE TAKEN AND MAY CONTINUE TO TAKE CERTAIN OF THE ACTIONS SET FORTH ABOVE TO THE EXTENT THESE ACTIONS WILL NOT, BASED ON THE ADVICE OF OUR TAX COUNSEL, JEOPARDIZE OUR STATUS AS A REIT.

     AMB Investment Management is the sole general partner of, and conducts its operations through, AMB Investment Management Limited Partnership (the "Investment Management Partnership.") The Investment Management Partnership conducts the asset management business and receives fees (including incentive fees) in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from the Preferred Stock Subsidiaries through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the Investment Management Partnership and Headlands Realty Corporation. The fees derived by the Operating Partnership as a result of the provision of such services will be nonqualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the Investment Management Partnership, Headlands Realty Corporation and the Operating Partnership. We will monitor the amount of the dividend income from the Preferred Stock Subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent us from violating a REIT income test.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

     - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     IT IS NOT POSSIBLE, HOWEVER, TO STATE WHETHER IN ALL CIRCUMSTANCES WE WOULD BE ENTITLED TO THE BENEFIT OF THESE RELIEF PROVISIONS. FOR EXAMPLE, IF WE FAIL
TO SATISFY THE GROSS INCOME TESTS BECAUSE NONQUALIFYING INCOME THAT WE INTENTIONALLY INCUR EXCEEDS THE LIMITS ON NONQUALIFYING INCOME, THE IRS COULD CONCLUDE THAT OUR FAILURE TO SATISFY THE TESTS WAS NOT DUE
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TO REASONABLE CAUSE. IF THESE RELIEF PROVISIONS DO NOT APPLY TO A PARTICULAR SET
OF CIRCUMSTANCES, WE WILL NOT QUALIFY AS A REIT. AS DISCUSSED ABOVE IN
"-- TAXATION OF THE COMPANY -- GENERAL," EVEN IF THESE RELIEF PROVISIONS APPLY, AND WE RETAIN OUR STATUS AS A REIT, A TAX WOULD BE IMPOSED WITH RESPECT TO OUR EXCESS NET INCOME. WE MAY NOT ALWAYS BE ABLE TO MAINTAIN COMPLIANCE WITH THE GROSS INCOME TESTS FOR REIT QUALIFICATION DESPITE OUR PERIODIC MONITORING OF OUR INCOME.

     Prohibited Transaction Income. Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the Operating Partnership's investment objectives. However, the IRS may contend that that one or more of these sales is subject to the 100% penalty tax.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

     The Operating Partnership owns 100% of the non-voting preferred stock of each of the Preferred Stock Subsidiaries, and by virtue of its ownership of interests in the Operating Partnership, the Company is considered to own its pro rata share of such stock. See "Structure of the Company." The stock of each of the Preferred Stock Subsidiaries held by us is not a qualifying real estate asset. The Operating Partnership does not and will not own any of the voting securities of either of the Preferred Stock Subsidiaries, and therefore we will not be considered to own more than 10% of the voting securities of either of the Preferred Stock Subsidiaries. In addition, we believe that the value of our pro rata share of the securities of each of the Preferred Stock Subsidiaries held by the Operating Partnership does not, in either case, exceed 5% of the total value of our assets, and will not exceed such amount in the future. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the IRS will not contend that the value of the securities of one or both of the Preferred Stock Subsidiaries held by us exceeds the 5% value limitation. The 5% value test must be satisfied not only on the date that we (directly or through the Operating Partnership) acquire securities in the applicable Preferred Stock Subsidiary, but also each time we increase our ownership of securities of such Preferred Stock Subsidiary, including as a result of increasing our interest in the Operating Partnership. For example, our indirect ownership of securities of each Preferred Stock Subsidiary will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. Although we believe that we presently satisfy the 5% value test and plan to take steps to ensure that we satisfy such test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in either or both of the Preferred Stock Subsidiaries.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter (including an increase in our interests in the Operating Partnership), we can cure this failure by disposing of sufficient
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nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of 95% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and 95% of our net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided below, these distributions are taxable to our stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential -- e.g., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes us, as general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with our
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

formation transactions, we succeeded to various tax attributes of AMB Institutional Realty Advisors, Inc., AMB Current Income Fund, Inc. ("CIF") and AMB Value Added Fund, Inc. ("VAF") (if the mergers of CIF and VAF into AMB Institutional Realty Advisors, Inc. (the "Private REIT Mergers") were treated as tax-free reorganizations under the Code), including any undistributed C corporation earnings and profits of such corporations. If AMB Institutional Realty Advisors, Inc. qualified as an S corporation for each year in which its activities would have created earnings and profits, and each of CIF and VAF qualified as a REIT during its existence and its merger into us was treated as a tax-free reorganization under the Code, then those corporations would not have any undistributed C corporation earnings and profits. If, however, either CIF or VAF failed to qualify as a REIT throughout the duration of its existence, or AMB Institutional Realty Advisors, Inc. failed to qualify as an S corporation for any year in which its activities would have created earnings and profits, then we would have acquired undistributed C corporation earnings and profits that, if not distributed by us prior to the end of its first taxable year, would prevent us from qualifying as a REIT.

     We believe that each of CIF and VAF qualified as a REIT throughout the duration of its existence and that, in any event, neither CIF nor VAF had any undistributed C corporation earnings and profits at the time of the applicable Private REIT Merger. We believe that AMB Institutional Realty Advisors, Inc. qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any earnings and profits. In addition, in connection with our initial public offering, counsel to CIF and VAF rendered opinions with respect to the qualification of those corporations as REITs for federal income tax purposes, and Latham & Watkins rendered an opinion with respect to AMB Institutional Realty Advisors, Inc.'s status as an S corporation for federal income tax purposes. Those opinions were based on certain representations and assumptions. However, the IRS may contend otherwise on a subsequent audit of AMB Institutional Realty Advisors, Inc., CIF or VAF.

FAILURE TO QUALIFY

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of our investments will be held indirectly through the Operating Partnership. In addition, the Operating Partnership holds certain of its investments indirectly through joint ventures. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the Operating Partnership and joint ventures. See "-- Taxation of the Company."

     Entity Classification. Our interests in the Operating Partnership and the joint ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of the Operating Partnership or a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership or a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the
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

character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests (see "-- Taxation of the Company -- Asset Tests" and "-- Income Tests"). This, in turn, would prevent us from qualifying as a REIT. See "-- Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the Operating Partnership's or a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

     Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership and each of our joint ventures intend to claim classification as a partnership under the Final Regulations, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Partnership Agreement provides for preferred distributions of cash and preferred allocations of income to the Company with respect to its Series A Preferred Units and to the holders of Series B Preferred Units. In addition, to the extent the Company issues Series C Preferred Stock in exchange for AMB Property II Series C Preferred Units, the Operating Partnership will issue Series C Preferred Units to the Company, and the Partnership Agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to the Company with respect to its Series C Preferred Units. As a consequence, the Company will receive distributions from the Operating Partnership and attributable to its other assets that we would use to pay dividends on shares of Series A Preferred Stock and any shares of Series B Preferred Stock or Series C Preferred Stock issued by the Company before any other partner in the Operating Partnership (other than a holder of Series B Preferred Units, if such units are not then held by the Company) receives a distribution. In addition, if necessary, income will be specially allocated to the Company, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in the capital account of the Company will at all times be equal to or in excess of the amount payable by the Company on the Series A Preferred Stock and any Series B Preferred Stock or Series C Preferred Stock then issued by the Company upon liquidation or redemption. As long as the Company does not hold the Series B Preferred Units, similar preferred distributions and allocations will be made for the benefit of the holders of such units. All remaining items of operating income and loss will be allocated to the holders of common Units in proportion to the number of Units or Performance Units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of Performance Units being offset by a reduction in the gain allocation to the Company and unitholders which were Performance Investors. Certain limited partners have agreed to guarantee debt of the Operating Partnership, either directly or indirectly through an agreement to make capital contributions to the Operating Partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the Operating Partnership to holders of common Units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the Operating Partnership, which net loss would have otherwise been allocable to the Company.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

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

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to the Operating Partnership in exchange for interests in the Operating Partnership. The Partnership Agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners of the Operating Partnership (including the Company) which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to the Company or other partners as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Requirements for Qualification" and "-- Annual Distribution Requirements."

     Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the Operating Partnership have determined to use the "traditional method" for accounting for Book-Tax Differences for the properties initially contributed to the Operating Partnership and for certain assets contributed subsequently. We and the Operating Partnership have not yet decided what method will be used to account for Book-Tax Differences for properties acquired by the Operating Partnership in the future.

     Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

     OTHER TAX CONSEQUENCES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above.

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                              PLAN OF DISTRIBUTION

     We may sell securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or though agents or underwriters. We may sell securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Such underwriters or agents may include Morgan Stanley & Co. Incorporated. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement. The amount of voting stock registered pursuant to this prospectus that we may sell in at-the-market equity offerings will not exceed an aggregate offering price of $203,645,123, which represents 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company calculated as of October 14, 1998.

     We may distribute the securities from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

     Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any shares of common stock sold pursuant to a prospectus supplement may be listed on the exchange, subject to official notice of issuance. We may elect to list any series of preferred stock and any series of debt securities, depository shares or warrants on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

     If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will not be subject to any conditions except:

     - the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

     - if the securities are sold to underwriters, we shall have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.
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

     To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities, depositary shares and warrants will be passed upon for us by Latham & Watkins, San Francisco, and the validity of the common stock and preferred stock will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

     In addition, the description of federal income tax consequences contained in this prospectus under the heading "Certain Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins. Latham & Watkins will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

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                        [AMB PROPERTY CORPORATION LOGO]